Exhibit 10.1

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON THE PARTIES HERETO.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits and schedules attached hereto and incorporated herein in accordance with Section 2, this “Agreement”) is made and entered into as of August 3, 2017 (the “Agreement Effective Date”), by and among the following parties:

i.	Crossroads Systems, Inc., a Delaware corporation (the “Debtor”);

ii.	210/CRDS Investment LLC, a Texas limited liability company (“210”); and

iii.	the other persons or entities that are listed on the signature pages hereto or that join in this Agreement (such parties, the “Consenting Preferred Shareholders”; and collectively with the Debtor and 210, the “Parties”).

RECITALS

WHEREAS, the Parties have engaged in good-faith, arm’s-length negotiations regarding a restructuring transaction (the “Restructuring”) pursuant to the terms and upon the conditions set forth in this Agreement;

WHEREAS, the Debtor intends to file a case (the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Western District of Texas (such court, or another bankruptcy court of competent jurisdiction with respect to the subject matter, the “Bankruptcy Court”) to effect the Restructuring through a confirmed prepackaged chapter 11 plan of reorganization (the “Plan”);

WHEREAS, the Debtor has issued and outstanding 2,591,257 shares of Series F convertible preferred stock with a par value of $0.001 (the “Preferred Stock”; and such holders of Preferred Stock, the “Preferred Shareholders”);

WHEREAS, the Debtor has issued and outstanding 1,225,472 shares of common stock with a par value of $0.001 (the “Common Stock”; and such holders of Common Stock, the “Common Shareholders”), which Common Stock shall be cancelled pursuant to the Plan and replaced with shares of New Common Stock (as defined below);

WHEREAS, pursuant to the Plan, (a) creditor claims will be unimpaired, (b) Preferred Shareholders shall receive, pro rata, in exchange for their Preferred Stock, $2,672,233.78 in cash and approximately 230,680 newly issued shares of Common Stock (the “New Common Stock”) of the Reorganized Debtor (as defined below), which New Common Stock shall have a par value of $0.001 per share, and (c) Common Shareholders shall each receive an equivalent number of shares of New Common Stock as the number of shares of Common Stock currently held by such Common Shareholders;

WHEREAS, pursuant to the Plan and that certain Securities Purchase Agreement to be executed by and between the Reorganized Debtor (as hereinafter defined) and 210 (the “SPA”), the form of which is attached hereto as Exhibit B, upon consummation of the Plan (the “Plan Effective Date”), the Reorganized Debtor, as reorganized in accordance with the Plan (the “Reorganized Debtor”), will issue, and 210 will purchase 1,427,314 shares of New Common Stock, or such other number of shares of New Common Stock that shall constitute 49.49% of the outstanding New Common Stock for an aggregate cash consideration of $4,000,000, which ownership percentage shall not be subject to dilution;

WHEREAS, pursuant to the Plan and a loan agreement to be executed on the Plan Effective Date (the “Loan Agreement”), 210 will agree to provide up to $10,000,000.00 in unsecured loans to the Reorganized Debtor to finance acquisitions;

WHEREAS, the Parties have agreed to certain terms with respect to the organization and governance of the Reorganized Debtor, after the Agreement Effective Date (as defined below) as more fully described herein; and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.  Agreement Effective Date.

This Agreement shall become effective and binding upon the Debtor and 210 upon the execution and delivery by both Parties of counterpart signature pages and, subsequently, shall become effective and binding upon any other Party upon the execution and delivery by such Party of a joinder agreement substantially in the form attached hereto as Exhibit A (a “Joinder Agreement”).

Section 2.  Exhibits Incorporated by Reference.

Each of the exhibits attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the exhibits. In the event of any inconsistency between this Agreement (without reference to the exhibits) and the exhibits, this Agreement (without reference to the exhibits) shall govern.

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Section 3.  Definitive Documentation.

The definitive documents and agreements governing the Restructuring (collectively, the “Definitive Documentation”) shall consist of (a) the Plan (and all exhibits thereto); (b) the disclosure statement in support of the Plan (the “Disclosure Statement”); (c) the order of the Bankruptcy Court, in form and substance acceptable to the Debtor and 210, approving the Disclosure Statement and confirming the Plan (the “Confirmation Order”) and pleadings in support of entry of the Confirmation Order; (d) the solicitation materials with respect to the Plan (collectively, the “Solicitation Materials”); (e) any “first-day” motions and orders; (f) an order authorizing the Debtor to assume and perform its obligations under this Agreement (the “RSA Assumption Order”); (g) the Warrant/Option Rejection Order (as defined below); (h) the SPA and all exhibits and attachments thereto; and (i) all other documents that will comprise the supplement to the Plan (as defined in the Plan, the “Plan Supplement”) or are otherwise attached as exhibits or attachments to, or are contemplated by, this Agreement, the SPA, or any of the other foregoing documents. The documents constituting the Definitive Documentation (i) remain subject to negotiation and completion, (ii) shall upon completion, contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, and (iii) shall be in all material respects acceptable to the Debtor and 210.

Section 4.  Commitments Regarding the Restructuring.

4.01.       Agreements Regarding the Bankruptcy Process, the Plan and Definitive Documentation.

(a)          The Parties agree that the Debtor shall make its reasonable best efforts to meet the following milestone target dates in connection with the Chapter 11 Case (the “Milestones”) unless agreed otherwise by 210 and, in any event, subject to the Bankruptcy Court’s availability:

(i)          at least one (1) day before the Confirmation Order is entered, (A) the Debtor’s Common Stock owned by Lone Star Value Investors, LP (“Lone Star”) shall be distributed by Lone Star to its respective direct or indirect equity owners, none of whom shall be a “5% shareholder” of the Debtor for federal income tax purposes, and (B) Lone Star, in compliance with permitted guidelines, shall provide information to the Debtor to permit the Debtor to determine how to classify such beneficial owners of Common Stock for purposes of Section 382 of the Internal Revenue Code;

(ii)         promptly after executing this Agreement, the Debtor shall commence a solicitation of acceptance or rejection of the Plan by the Preferred Shareholders by sending to each such Preferred Shareholder a copy of the Plan, the Disclosure Statement and the Solicitation Materials (including a ballot) (the “Solicitation Commencement Date”), and shall set the deadline for receipt of such acceptances or rejections of the Plan as the date that is 21 days after the Solicitation Commencement Date (the “Solicitation Deadline”);

(iii)        no later than one (1) business day following the Solicitation Deadline (if the Debtor receives acceptances of the Plan from the holders of at least two-thirds (2/3) in amount of the Preferred Shares), but in no event later than three (3) business days following receipt of acceptances of the Plan from the holders of at least two-thirds (2/3) in amount of the Preferred Shares, the Debtor shall commence the Chapter 11 Case;

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(iv)        no later than August 31, 2017, the Debtor shall have commenced the Chapter 11 Case (such commencement date, the “Petition Date”);

(v)         no later than one (1) business day after the Petition Date, the Debtor shall:

(A)	file its Plan as a pre-packaged plan of reorganization;

(B)	file its Disclosure Statement in support of the Plan;

(C)	file a motion to (i) shorten the bar date to a date that is not more than thirty-five (35) days after the Petition Date, (ii) set a combined hearing on approval of the Disclosure Statement and confirmation of the Plan (the “Plan and Disclosure Statement Hearing”) and an objection deadline with respect thereto, and (iii) approve a form of mail and publication notice to stakeholders regarding (x) commencement of the Chapter 11 Case, (y) the shortened claims bar date, and (z) the Plan and Disclosure Statement Hearing and the objection deadline;

(D)	file its schedules of assets and liabilities and schedule of financial affairs;

(E)	file a motion to limit the trading of the Debtor’s Common Stock and Preferred Stock during the pendency of the Chapter 11 Case;

(F)	file a motion pursuant to section 365 of the Bankruptcy Code requesting entry of the RSA Assumption Order;

(G)	file a motion requesting entry of an order (i) rejecting the Warrant/Option Agreements (as defined below) and (ii) establishing the maximum amount of allowed Subordinated Claims (as defined below) at an amount not greater than $10,000.00 (the “Warrant/Option Rejection Order”); and

(H)	file such other “first-day” motions as shall be agreed to by and between the Debtor and 210;

(vi)        no later than five (5) business days after the Petition Date, the Bankruptcy Court shall have entered final or interim orders, as applicable, approving the motions referenced in Section 4.01(a)(v)(C) and (E);

(vii)       no later than ten (10) business days after the Petition Date, the Bankruptcy Court shall have entered the RSA Assumption Order;

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(viii)      no later than five (5) business days after the Petition Date, the Bankruptcy Court shall have entered an order scheduling the Plan and Disclosure Statement Hearing;

(ix)         no later than forty-five (45) days after the Petition Date, the Bankruptcy Court shall have commenced the Plan and Disclosure Statement Hearing;

(x)          no later than five (5) business days after the conclusion of the Plan and Disclosure Statement Hearing, the Bankruptcy Court shall have entered the Confirmation Order;

(xi)         no later than December 31, 2017, the Plan Effective Date (as defined below) shall have occurred; and

(xii)        no later than the Plan Effective Date, the Bankruptcy Court shall have entered the Warrant/Option Rejection Order.

(b)          The Plan or other Definitive Documentation, as applicable, shall contain the following key elements:

(i)          the Plan shall incorporate and provide for the implementation of the SPA and all related documents, including, without limitation, the Loan Agreement;

(ii)         all agreements relative to the issuance of Warrants/Options, including any such agreements executed in connection with employment agreements (collectively, the “Warrant/Option Agreements”) shall be rejected;

(iii)        the employment agreements referenced above, and any other executory contracts and unexpired leases designated as assumed contracts by 210 on or prior to the Plan Effective Date, shall be assumed and all other executory contracts and unexpired leases shall be rejected;

(iv)        the Plan shall have the following classes of claims and interests (each, a “Class”), and the treatment of such claims and interests:

(A)	Class of “Secured Claims”, will be unimpaired and not entitled to vote;

(B)	Class of “General Unsecured Claims”, will be unimpaired and not entitled to vote;

(C)	Class of “Subordinated Claims”, will be comprised of all claims subject to subordination pursuant to section 510(b) of the Bankruptcy Code, including any claims arising from rejection of the Warrant/Option Agreements; this Class will be unimpaired and not entitled to vote;

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(D)	Class of “Preferred Equity Interests”, will be comprised of existing Preferred Stock, and each Preferred Shareholder shall receive, in exchange for its Preferred Stock and any claims, rights or interests related thereto, its pro rata share of (x) $2,672,233.78 in cash ($1.03125 per share) and (y) 230,680 shares of New Common Stock, or such other number of shares of New Common Stock that shall constitute, in total, 8% of the New Common Stock; provided that no fractional shares of New Common Stock shall be issued, and any fractional share shall be rounded up or down to the nearest whole share; this class will be impaired and entitled to vote;

(E)	Class of “Common Equity Interests”, will be comprised of existing Common Stock, which shall be cancelled, and each such Common Shareholder will be issued, in exchange therefor, an equal number of shares of New Common Stock; this Class will be unimpaired and not entitled to vote; and

(F)	such other Classes as shall be agreed by the Debtor and 210 in accordance with the applicable provisions of the Bankruptcy Code;

(v)         on the effective date of the Plan (the “Plan Effective Date”), all of the Debtor’s then-existing directors, except for Richard K. Coleman, Jr. and Robert G. Pearse (the “Continuing Directors”), shall voluntarily resign;

(vi)        on the Plan Effective Date, the board of the Reorganized Debtor shall be set at five (5) directors, and, in addition to the Continuing Directors, two directors designated by 210 and disclosed in the Plan Supplement (the “210 Directors”) shall be appointed to the Reorganized Debtor’s board of directors, and thereafter, a fifth independent director shall be appointed to the Reorganized Debtor’s board of directors, which director shall be nominated and approved by a majority of the Continuing Directors and the 210 Directors and shall be an “Independent” director as defined by the NASDAQ (such director, collectively with the Continuing Directors and the 210 Directors, the “Post-Closing Board”); all such directors shall stand for re-election in 2018;

(vii)       the Debtor shall obtain directors and officers liability insurance to be in force upon the Plan Effective Date, with coverage acceptable to all Continuing Directors and 210 Directors, from financially sound and reputable insurers, which insurance shall not be cancelable by the Debtor without prior unanimous approval by the Post-Closing Board;

(viii)      the Plan shall amend the Debtor’s Certificate of Incorporation in form and substance satisfactory to 210 in all respects to the extent necessary to support or implement any action or agreement authorized by the Plan; and

(ix)         the Plan shall authorize the Debtor to issue shares of New Common Stock pursuant to the Plan and in accordance with this Agreement, notwithstanding any current limitations in the Debtor’s Certificate of Incorporation or otherwise.

(c)          All conditions to the closing under the SPA shall have been satisfied prior to the Plan Effective Date.

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4.02.       Commitments of 210. During the period beginning on the Agreement Effective Date and ending on a Termination Date (as defined below) (such period, the “Effective Period”), 210 shall:

(a)          support and take all actions consistent with the terms of this Agreement and necessary or reasonably requested by the Debtor to facilitate consummation of the Restructuring;

(b)          negotiate in good faith all Definitive Documentation that is subject to negotiation as of the Agreement Effective Date;

(c)          use reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary or reasonably requested by the Debtor that is consistent with the transactions contemplated by this Agreement and the Plan to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring; and

(d)          use good-faith efforts to negotiate, execute and implement the Definitive Documentation on terms consistent with this Agreement.

4.03.       Commitments of the Consenting Preferred Shareholders. During the Effective Period, each Consenting Preferred Shareholders shall:

(a)          support and take all actions consistent with the terms of this Agreement and necessary or reasonably requested by the Debtor to facilitate consummation of the Restructuring, including, without limitation, (i) after careful review and evaluation of the Disclosure Statement, the Plan and the Solicitation Materials, to timely vote to accept the Plan, in accordance with the applicable procedures set forth in such documents, with respect to each and all of its interests in the Debtor, now or hereafter owned by such Consenting Preferred Shareholder or for which it now or hereafter serves as the nominee, investment manager, or advisor for holders thereof, and (ii) to the extent such election is available, not to elect on its ballot to preserve claims, if any, that each Consenting Preferred Shareholder may own or control that may be affected by any releases contemplated by the Plan;

(b)          not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its vote with respect to the Plan;

(c)          (i) use commercially reasonable efforts to support the confirmation of the Plan and approval of the Disclosure Statement and the solicitation procedures and (ii) not (A) object to, delay, interfere with, impede, or take any other action to delay, interfere with or impede, directly or indirectly, the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement or the solicitation procedures (including, but not limited to, joining in or supporting any efforts to object to or oppose any of the foregoing), or (B) propose, file, support, or vote for, or encourage or assist another person in (x) filing, supporting or voting for any restructuring, workout, or chapter 11 plan for the Debtor other than the Restructuring and the Plan or (y) otherwise initiating or joining in any legal proceeding that is inconsistent with this Agreement, or delay, impede, appeal or take any other action that could reasonably be expected to interfere with the approval, acceptance, confirmation, consummation or implementation of the Restructuring or the Plan, as applicable;

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(d)          not commence any proceeding to oppose or alter any of the terms of the Plan or any other document filed by the Debtor in connection with the confirmation of the Plan;

(e)          not object to the “first-day” motions and other motions consistent with this Agreement filed by the Debtor in furtherance of the Restructuring;

(f)          not encourage any other person or entity to take any action, including, without limitation, initiating or joining in any legal proceeding that is materially inconsistent with this Agreement, or delay, impede, appeal, or take any other negative action that could reasonably be expected to interfere with the approval, acceptance, confirmation, consummation, or implementation of the Restructuring or the Plan, as applicable;

(g)          negotiate in good faith all Definitive Documentation that is subject to negotiation as of the Agreement Effective Date;

(h)          use reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary or reasonably requested by the Debtor that is consistent with the transactions contemplated by this Agreement and the Plan to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring; and

(i)          use good-faith efforts to negotiate, execute and implement the Definitive Documentation on terms consistent with this Agreement.

4.04.       Commitments of the Debtor.

(a)          During the Effective Period, the Debtor shall:

(i)          negotiate in good faith all Definitive Documentation that is subject to negotiation as of the Agreement Effective Date;

(ii)         comply with its obligations under the SPA and related documents, including, without limitation, its obligation to issue 1,427,314 shares of New Common Stock, or such other number of shares of New Common Stock that shall constitute 49.49% of the outstanding New Common Stock of the Reorganized Debtor, to 210 for a total cash purchase price of $4,000,000.00;

(iii)        cooperate with and provide mutual assistance to 210 in preparing a post-Plan Effective Date operating plan for the Debtor that is in all respects acceptable to 210, with such plan to be agreed upon by the Debtor and 210 by the Plan Effective Date;

(iv)        support and complete the Restructuring and all transactions set forth in this Agreement;

(v)         execute and deliver any other required agreements to effectuate and consummate the Restructuring;

(vi)        make commercially reasonable efforts to obtain required regulatory and/or third-party approvals for the Restructuring;

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(vii)       complete the Restructuring in a timely and expeditious manner;

(viii)      operate its business in the ordinary course, taking into account the Restructuring;

(ix)         not knowingly and intentionally undertake any actions materially inconsistent with the adoption and implementation of the Plan and confirmation thereof;

(x)          use commercially reasonable efforts to obtain court approval of any releases set forth in the Plan;

(xi)         not terminate or amend the Amended Employment Agreements (as defined below) without the written consent of 210; and

(xii)        not enter any contract, agreement or lease without the consent of 210.

(b)          During the Effective Period, the Debtor also agrees to the following affirmative covenants:

(i)          the Debtor shall provide to counsel for 210 at least two (2) calendar days (or such shorter prior review period as necessary in light of exigent circumstances) prior to the date when the Debtor intends to file such document draft copies of all “first-day” and “second-day” motions that the Debtor intends to file with the Bankruptcy Court, and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court. Counsel to 210 shall provide all comments to such motions by no later than one (1) calendar day (or within such time period as is reasonably practicable in light of the time at which such motions were provided to counsel for prior review) prior to the date when the Debtor intends to file with the Bankruptcy Court such motions, and Debtor’s counsel shall consult in good faith with such counsel to 210 regarding any comments so provided if Debtor’s counsel shall not be in agreement with such comments. The Debtor shall use reasonable efforts to provide counsel to 210 at least three (3) calendar days prior to filing such material pleadings draft copies of all other material pleadings that the Debtor intends to file with the Bankruptcy Court. Counsel to 210 shall provide comments to such material pleadings by no later than one (1) calendar day (or within such time period as is reasonably practicable in light of the time at which such material pleadings were provided to counsel for prior review) prior to the date when the Debtor intends to file with the Bankruptcy Court such material pleadings. Debtor’s counsel shall consult in good faith with such counsel to 210, regarding any comments so provided in respect of any such material pleading if Debtor’s counsel shall not be in agreement with such comments;

(ii)         the Debtor shall timely file a formal objection to any unresolved motion filed with the Bankruptcy Court by a third party seeking the entry of an order (A) directing the appointment of an examiner with expanded powers to operate the Debtor’s businesses pursuant to section 1104 of the Bankruptcy Code or a trustee, (B) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Case, or (D) modifying or terminating the Debtor’s exclusive right to file and/or solicit acceptances of a plan of reorganization under section 1121 of the Bankruptcy Code; and

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(iii)        the Debtor shall promptly notify 210 in writing of any governmental or third-party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened).

4.05.       Representations and Warranties of 210. 210 represents and warrants that:

(a)          (i) it is an accredited investor (pursuant to Rule 501(a)(8) under the Securities Act of 1933, as amended (the “Securities Act”)) and (ii) any securities of any Debtor acquired by 210 in connection with the Restructuring will be acquired for investment and not with a view to distribution or resale in violation of the Securities Act;

(b)          as of the date hereof, it has no actual knowledge of any event that, due to any fiduciary or similar duty to any other person or entity, would prevent it from taking any action required of it under this Agreement; and

(c)          the execution, delivery, and performance of this Agreement does not and shall not (i) violate any provision of law, rules, or regulations applicable to it or any of its subsidiaries in any material respect; (ii) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation to which it is a party, which conflict, breach, or default, would have a material adverse effect on the Restructuring.

4.06.       Representations and Warranties of the Debtor. The Debtor represents and warrants that:

(a)          as of the Agreement Effective Date, it has no actual knowledge of any event that, due to any fiduciary or similar duty to any other person or entity, would prevent it from taking any action required of it under this Agreement;

(b)          it incorporates by reference and hereby makes the representations and warranties contained in the form of SPA and all related documents, as of the Agreement Effective Date;

(c)          it is not aware of any outstanding Liabilities against it or obligation owed by it other than any outstanding Liabilities identified in the draft schedules of assets and liabilities and statement of financial affairs to be distributed to 210 prior to the Petition Date. “Liabilities” shall mean any liability, indebtedness or obligation of any kind (whether known, unknown, accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under generally accepted accounting principles in the U.S.);

(d)          on the Petition Date, the Debtor shall have not less than $215,000.00 of unencumbered cash to which the Debtor holds exclusive title in a bank account in the exclusive control of the Debtor and to which its authorized agents, solely in their capacity as such, are the sole signatories;

(e)          it has no preferred stock outstanding other than 2,591,257 shares of the Preferred Stock;

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(f)          other than the Preferred Stock and Warrant/Option Agreements disclosed to 210 by the Agreement Effective Date, which Warrant/Option Agreements cover 368,765 unexercised warrants relating to the Debtor’s Common Stock and 6,114 options relating to the Debtor’s Common Stock, there are no other agreements—warrant, option or otherwise—that provide any party a right to acquire any preferred stock or Common Stock of the Debtor;

(g)          it has no exemption outstanding under Article XV of its Sixth Amended and Restated Certificate of Incorporation, except with respect to 210;

(h)          it has filed its annual report on Form 10-K for fiscal year 2016;

(i)          the execution, delivery, and performance of this Agreement does not and shall not: (i) violate any provision of law, rules, or regulations applicable to it or any of its subsidiaries in any material respect; (ii) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation to which it is a party, which conflict, breach, or default would have a material adverse effect on the Restructuring; and

(j)          On July 31, 2017, the Debtor amended the employment agreements of each of Mark Hood, Jennifer Crane and Richard K. Coleman, Jr. regarding their continued employment in connection with the Restructuring (collectively, the “Amended Employment Agreements”) and such Amended Employment Agreements have not been further amended or terminated.

Section 5.  Mutual Representations, Warranties, and Covenants.

Each of the Parties, severally and not jointly, represents, warrants, and covenants to each of the other Parties:

5.01.       Enforceability. This Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. To the extent such Party is an entity, it is validly existing and in good standing under the laws of the state of its organization.

5.02.       No Consent or Approval. Except as expressly provided in this Agreement, the Plan, the SPA, or the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to effectuate the Restructuring contemplated by, and perform the respective obligations under, this Agreement.

5.03.       Power and Authority. To the extent such Party is an entity, and except as expressly provided in this Agreement, it has all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring contemplated by, and perform its respective obligations under, this Agreement.

5.04.       Governmental Consents. Except as expressly set forth herein and with respect to the Debtor’s performance of this Agreement (and subject to necessary Bankruptcy Court approval and/or regulatory approvals associated with the Restructuring), the execution, delivery and performance by it of this Agreement does not, and shall not, require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body.

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5.05.       Mutual Cooperation. The Parties shall use commercially reasonable efforts to effectuate the Restructuring prior to September 15, 2017.

Section 6.  Acknowledgement.

Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities laws and provisions of the Bankruptcy Code.

Section 7.  Termination Events.

7.01.       210 Termination Events.

(a)          This Agreement may be terminated by 210 by the delivery to the Debtor of a written notice in accordance with Section 9.09 hereof, upon the occurrence and continuation of any of the following events:

(i)          the breach by the Debtor of any material provision or any of the representations, warranties, covenants or obligations of the Debtor as set forth in this Agreement or the occurrence of any event that would render any of the Debtor’s representations or warranties in Section 4.06 untrue; provided, however, (A) that promptly after becoming aware of the facts surrounding a breach of this Agreement, 210 shall transmit a notice to the Debtor pursuant to Section 9.09 hereof, detailing any such breach and (B) if such breach is capable of being cured, the Debtor shall have fifteen (15) business days after receiving such notice to cure any breach;

(ii)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling, or order enjoining the consummation of a material portion of the Restructuring; provided, however, that the Debtor shall have thirty (30) business days after issuance of such injunction, judgment, decree, charge, ruling, or order to obtain relief that would allow consummation of the Restructuring that (A) does not prevent or diminish in a material way compliance with the terms of this Agreement or (B) is otherwise reasonably acceptable to 210;

(iii)        an examiner (with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code), trustee or receiver shall have been appointed in the Chapter 11 Case;

(iv)        the Debtor files any motion or pleading with the Bankruptcy Court that is materially inconsistent with this Agreement and such motion or pleading has not been withdrawn within five (5) days of receipt of notice that such motion or pleading is inconsistent with this Agreement;

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(v)         the entry of a ruling or order by the Bankruptcy Court that would prevent consummation of the Restructuring; provided, however, that the Debtor shall have thirty (30) days after issuance of such ruling or order to obtain relief that would (A) remedy any such impediment to the Restructuring in a manner that does not prevent or diminish in a material way compliance with the terms of this Agreement or (B) is otherwise acceptable to 210;

(vi)        the conversion or dismissal of the Chapter 11 Case, unless such conversion or dismissal, as applicable, is made with the prior written consent of counsel to 210;

(vii)       the filing of a motion by the Debtor seeking an order or entry of an order by the Bankruptcy Court terminating the Debtor’s exclusive right to file a plan of reorganization under section 1121 of the Bankruptcy Code;

(viii)      the Debtor amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation, unless such amendment or modification is (A) consistent in all material respects with this Agreement or (B) acceptable to 210;

(ix)         entry of an order by the Bankruptcy Court amending or modifying the Definitive Documentation, unless such amendment or modification is (A) consistent in all material respects with this Agreement or (B) acceptable to 210;

(x)          the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any material assets of the Debtor that would have a material adverse effect on the Restructuring, without the consent of 210;

(xi)         the Debtor shall fail to meet any of the Milestones as set forth in Section 4.01(a)(iv), (ix) or (xi);

(xii)        the Debtor shall fail to receive acceptances of the Plan from the holders of at least two-thirds (2/3) in amount of the Preferred Shares no later than the Solicitation Deadline;

(xiii)       the Bankruptcy Court denies the motion seeking entry of the RSA Assumption Order;

(xiv)      Liabilities on the Plan Effective Date (other than payroll and payments due pursuant to or in connection with the Plan or the Chapter 11 Case) exceed the sum of $50,000.00;

(xv)       the Debtor has entered into a material executory contract, lease, or other arrangement outside of the ordinary course of its business without obtaining the prior written consent of 210;

(xvi)      the Bankruptcy Court enters an order denying confirmation of the Plan;

(xvii)     the Debtor’s board of directors withdraws its recommendation for or approval of the Restructuring;

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(xviii)    the Bankruptcy Court enters any order, including a plan confirmation order, that alters any provision of the SPA;

(xix)       the determination by 210, in its sole discretion, that either (A) the consummation of the Plan will result in an “ownership change” (as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”)) to which Section 382(a) of the Tax Code applies, or (B) the Debtor has otherwise had (at any time) an “ownership change” to which Section 382(a) of the Tax Code applies; or

(xx)        the Bankruptcy Court denies the motion seeking entry of the Warrant/Option Rejection Order.

(b)          210 may, in its sole and absolute discretion, waive any of the termination events set forth in Section 7.01(a)(i)–(xx).

(c)          210 may terminate this Agreement for a reason other than specifically set forth above and, in such event, 210 shall pay the Debtor a liquidated damage amount of $100,000.00 to the Debtor within three (3) business after the effective date of such termination, which liquidated damages shall be full and final compensation for any and all claims of the Debtor against 210 related to the subject matter hereof.

7.02.       Debtor’s Termination Events.

(a)          The Debtor may terminate this Agreement upon ten (10) business days’ prior written notice, delivered in accordance with Section 9.09 hereof, upon the occurrence of any of the following events:

(i)          the breach by 210 of any material provision set forth in this Agreement that remains uncured for a period of fifteen (15) business days after the receipt by 210 of notice of such breach; or

(ii)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order enjoining the consummation of a material portion of the Restructuring.

(b)          If the Debtor determines, on the advice of counsel, that it is in the best interest of the Debtor and its estate to terminate this Agreement to pursue an alternative transaction, the Debtor may terminate this Agreement ten (10) days after providing 210 notice in writing of its intent to terminate the Agreement to pursue an alternative transaction with a bona fide third party; provided that 210 shall be given a right of first refusal to match the terms of any such alternative transaction.

7.03.       Consenting Preferred Shareholder Termination Events. A Consenting Preferred Shareholder may terminate its Joinder Agreement if the Definitive Documentation (including the Plan) is altered in a manner that provides a recovery to Preferred Shareholders less favorable than the treatment set forth in Section 4.01(b)(iv)(D) if such alteration is not cured by the fifteenth (15th) day after written notice thereof is given by such Consenting Preferred Shareholder to the Debtor and 210; provided that such Consenting Preferred Shareholder may not terminate its Joinder Agreement pursuant to this Section 7.03 if it is in material breach of this Agreement.

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7.04.       Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement of the Debtor and 210.

7.05.       Termination Upon Completion of the Restructuring. This Agreement shall terminate automatically without any further required action or notice on the Plan Effective Date.

7.06.       Effect of Termination.

(a)          No Party may terminate this Agreement if such Party failed to perform or comply in all material respects with the terms and conditions of this Agreement, with such failure to perform or comply causing, or resulting in, the occurrence of one or more termination events specified herein. The date on which termination of this Agreement as to a Party is effective in accordance with Section 7.01, 7.02, 7.03, 7.04 or 7.05 shall be referred to as a “Termination Date”.

(b)          Except as set forth below, upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had if it had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement. Upon the occurrence of a Termination Date, any and all consents tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring and this Agreement or otherwise. Notwithstanding anything to the contrary in this Agreement, the foregoing shall not be construed to prohibit the Parties from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (i) any right of the Debtor or the ability of the Debtor to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against 210, and (ii) any right of 210, or the ability of 210 to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against the Debtor.

(c)          Notwithstanding anything to the contrary in this Agreement, (i) the provisions of Section 7.06 (Effect of Termination) and Section 9 (Miscellaneous) shall survive any such termination, and (ii) no termination of this Agreement shall relieve any Party from liability for any breach of this Agreement occurring prior to such termination, or for the breach of any provision hereof that expressly survives the termination of this Agreement.

(d)          If the Agreement is terminated:

(i)          by 210 pursuant to any of Sections 7.01(a)(xi),

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(ii)         by 210 pursuant to Section 7.01(a)(xi) based on Debtor’s failure to satisfy any of the covenants in any of Sections 4.01(a)(xi) or after the Debtor determines to pursue an alternative transaction as described in Section 4.01(a)(xi), or

(iii)        by the Debtor pursuant to Section 7.02(b),

then, within thirty (30) days of the date that the termination of the Agreement shall become effective or, if later, December 31, 2017, the Debtor shall pay 210 a combined break-up fee and expense reimbursement in the amount of $500,000.00 (the “Break-up Fee”), which shall constitute a liquidated obligation of the Debtor and, if the Chapter 11 Case has been filed, 210 shall, without the need for further action by the Debtor or 210, have an allowed administrative expense priority claim in the Chapter 11 Case pursuant to sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code senior to other administrative claims, without the need for 210 to file any motion or application with the Bankruptcy Court; provided that 210 shall be entitled to file any such motion, application, or other pleading with the Bankruptcy Court seeking the entry of an order confirming the status of the administrative expense priority claim that in its sole discretion it determines to be in its best interest.

Section 8.  Amendments.

Neither this Agreement nor any of the Definitive Documentation, may be modified, amended, or supplemented without prior written consent of the Debtor and 210.

Section 9.  Miscellaneous.

9.01.       Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring, as applicable.

9.02.       Complete Agreement. This Agreement shall not be effective or binding as to any of the Parties unless and until it is signed by the Debtor. Upon being signed by the Debtor and 210, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral, or written, among the Parties (including that certain Non-Binding Term Sheet, dated as of August 3, 2017, between the Debtor and 210) with respect thereto.

9.03.       Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

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9.04.       GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the United States District Court for the Western District of Texas (the “Chosen Court”), and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court; and (c) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any Party hereto; provided, however, that if the Debtor commences the Chapter 11 Case, then the Bankruptcy Court (or court of proper appellate jurisdiction) shall be the exclusive Chosen Court.

9.05.       Trial by Jury Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.06.       Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

9.07.         Interpretation and Rules of Construction. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. In addition, this Agreement shall be interpreted in accordance with section 102 of the Bankruptcy Code.

9.08.       Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

9.09.       Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to the Debtor, to:

WeWork

c/o Crossroads Systems, Inc.

11801 Domain Blvd., 3rd Floor

Austin, Texas 78758

Telephone: (512) 928-7335

Attention: Richard K. Coleman, Jr.

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with a copy to:

Eric Terry Law, PLLC

4040 Broadway Street

Suite 350

San Antonio, Texas 78209

Attention: Eric Terry, Esq.

eric@ericterrylaw.com

and a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Telephone: (212) 451-2289

Attention: Adam W. Finerman, Esq.

(b)	if to 210, to:

210/CRDS Investment LLC

8214 Westchester Drive, Suite 950

Dallas, Texas 75225

Attention: Caryn Peeples

caryn@atlascap.net

with a copy to:

Gibson, Dunn & Crutcher, LLP

2100 McKinney Avenue

Suite 1100

Dallas, Texas 75201

Attention: David L. Sinak, Esq.

DSinak@gibsondunn.com

or such other address as may have been furnished by a Party to the other Party by notice given in accordance with the requirements set forth above. Any notice given by delivery, mail, or courier shall be effective when received.

9.10.       Access. The Debtor shall provide 210 and its respective attorneys, consultants, accountants, and other authorized representatives (each, an “Access Party”) reasonable access, upon reasonable notice during normal business hours, to relevant properties, books, contracts, commitments, records, management personnel, lenders, and advisors of the Debtor; provided, however, that the Debtor’s obligation hereunder shall be conditioned upon agreeing to maintain the confidentiality of any information received in connection with the foregoing, other than any such information that is available to such Access Party on a non-confidential basis (the “Information”), except that Information may be disclosed (a) to such Access Party’s affiliates and the partners, directors, officers, employees, service providers, agents and advisors of such Access Party and of such Access Party’s affiliates on a “need to know” basis solely in connection with the transactions contemplated hereby, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such Access Party or its affiliates, (c) to the extent required by applicable law, (d) to any of the Parties, or (e) with the consent of the Debtor. The Debtor shall take actions reasonably requested by 210 to ensure that the Debtor has satisfied its duty to inquire and determine its shareholders as required by Treasury Regulation § 1.382-2T(k)(3).

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9.11.       Waiver. Except as expressly provided herein, if the Restructuring is not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.

9.12.       Specific Performance. It is understood and agreed by the Parties that, except as provided in Section 7.01(c), money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy for any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

9.13.       Automatic Stay. 210 is authorized to take any steps necessary to effectuate the termination of this Agreement, notwithstanding section 362 of the Bankruptcy Code or any other applicable law, and no cure period contained in this Agreement shall be extended pursuant to sections 108 or 365 of the Bankruptcy Code or any other applicable law without the prior written consent of 210.

9.14.       Several, Not Joint, Claims. The agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

9.15.       Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

9.16.       Confidentiality. From and after the Agreement Effective Date until the earlier of (a) the Solicitation Commencement Date or (b) December 31, 2017, without the prior written consent of the other Parties hereto, no Party shall disclose to any person (other than its officers, directors, managers, employees, agents or financial or other advisors that need to know, so long as such persons are bound by similar confidentiality provisions as set forth herein) any information relating to this Agreement (including the existence thereof), the terms and conditions of this Agreement, or the discussions or negotiations with respect to the transactions contemplated hereby or the status thereof. If any Party determines that it is required by law to disclose any such information, it will, to the extent reasonably practicable, consult with each other Party regarding such disclosure or filing and seek confidential treatment for such portions of the disclosure.

9.17.       Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

[Remainder of page intentionally left blank.]

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CROSSROADS SYSTEMS, INC.

By:	/s/ Richard K. Coleman, Jr.
	Name:	Richard K. Coleman, Jr.
	Title:	Executive Director

[Debtor Signature Page to the Restructuring Support Agreement]

210/CRDS INVESTMENT LLC

By:	210 Capital, LLC, its sole member

By:	/s/ Robert Alpert
	Name:	Robert Alpert
	Title:	Authorized Representative

[210 Signature Page to the Restructuring Support Agreement]

EXHIBIT A

FORM OF JOINDER

FORM OF JOINDER AGREEMENT

The undersigned (“Joining Party”) hereby (i) acknowledges that it has read and understands that certain Restructuring Support Agreement (the “Agreement”), dated as of [●], 2017, by and among (A) Crossroads Systems, Inc., a Delaware corporation (the “Debtor”), (B) 210/CRDS Investment LLC, a Texas limited liability company (“210”) and (C) the Consenting Preferred Shareholders (as defined in the Agreement); and (ii) agrees to be bound by the terms and conditions thereof to the extent and in the same manner as if the Joining Party was a Consenting Preferred Shareholder thereunder, and shall be deemed a Consenting Preferred Shareholder and a Party under the terms of the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement. All notices and other communications to the Joining Party given or made pursuant to the Agreement shall be sent to the address indicated in the below signature block.

Date Executed: [DATE], [PLACE]

[JOINING PARTY NAME]

By:
Name: [NAME]
Title: [TITLE]

Notice Address for Joining Party:

[JOINING PARTY NAME]
[ADDRESS]
Attn: [NAME]
Facsimile: [FAX NUMBER]
Email: [EMAIL ADDRESS]

EXHIBIT B

FORM OF SPA

CROSSROADS SYSTEMS, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of [_______], 2017, is made by and between Crossroads Systems, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and 210/CRDS Investment LLC, a Texas limited liability company (the “Purchaser”).

RECITALS

WHEREAS, subject to the terms and conditions hereof, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company, 1,427,314 newly issued shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a total aggregate cash purchase price of $4,000,000.00 (the “Purchase Price”);

WHEREAS, within forty-five (45) days following the date hereof, the Company and the Purchaser desire to enter into a Loan Agreement (“Loan Agreement”) and Promissory Note, whereby upon the Company fulfilling certain conditions and at the Company’s option, the Purchaser may advance one or more loans to the Company, with the terms of such loans more fully set forth in such Loan Agreement and Promissory Note, forms of which are attached hereto as Exhibit A (the “Loan Documents”);

WHEREAS, the transactions contemplated hereby will be made in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 2(a)(2) thereof and Rule 506 of Regulation D thereunder;

WHEREAS, in connection with the transactions contemplated hereby, the Company desires to provide the Purchaser with certain registration rights under the Securities Act and the rules and regulations promulgated thereunder pursuant to a Registration Rights Agreement, a form of which is attached hereto as Exhibit B (the “Registration Rights Agreement”);

WHEREAS, in connection with the transactions contemplated hereby, the Company desires to enter into an indemnification agreement with each of the New Directors (as defined herein), a form of which is attached hereto as Exhibit C (the “Indemnification Agreements”);

WHEREAS, in connection with the transactions contemplated hereby, on July 31, 2017 the Company entered into amended severance agreements with each of Mark Hood and Jennifer Crane and an amended employment agreement with Richard K. Coleman, Jr. (the “Employee Agreement Amendments”);

WHEREAS, in connection with the transactions contemplated hereby, the Board of Directors of the Company has adopted resolutions granting its approval to the transactions contemplated by this Agreement and the other Transaction Documents pursuant to Section 15.3(B) of the Company’s certificate of incorporation, as amended (the “Waiver,” and collectively with the Loan Documents, the Registration Rights Agreement, the Indemnification Agreements and the Employee Agreement Amendments, as they may be amended from time to time, the “Transaction Documents”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON STOCK

Section 1.01.         Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Common Shares for the Purchase Price on the Closing Date (as defined herein).

Section 1.02.         Closing. The closing of the purchase and sale of the Common Stock will take place on the date that each of the conditions set forth in Section 1.04 have been satisfied or waived by the Purchaser and the Company, as applicable, or such date thereafter as shall be mutually agreed by the Purchaser and Company (the “Closing Date”).

Section 1.03.         Closing Deliverables. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser each of following:

(a)	a copy of this Agreement that has been duly executed by the Company;

(b)	a copy of irrevocable instructions to American Stock Transfer & Trust Company, LLC instructing American Stock Transfer & Trust Company, LLC to deliver a stock certificate evidencing the Common Shares;

(c)	a copy of the Registration Rights Agreement that has been duly executed by the Company;

(d)	copies of the Indemnification Agreements for each of the New Directors that have been duly executed by the Company;

(e)	copies of the Employee Agreement Amendments that have been duly executed by the Company and Richard K. Coleman, Jr., Mark Hood and Jennifer Crane, as applicable;

(f)	a copy of the Waiver duly adopted by the Company’s Board of Directors;

(g)	evidence that all members of the Company’s Board of Directors other than Robert G. Pearse and Richard K. Coleman, Jr. have voluntarily resigned, and such Board of Directors is comprised of the persons set forth in the first sentence of Section 3.02(a) herein; and

(h)	such other documents contemplated by this Agreement or reasonably requested by the Purchaser, including, without limitation, evidence of certain matters in connection with the confirmation of the Chapter 11 Case (as defined herein).

On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company each of the following:

(a)	the Purchase Price by wire transfer of immediately available funds to an account specified by the Company;

(b)	a copy of this Agreement that has been duly executed by the Purchaser;

(c)	a copy of the Registration Rights Agreement that has been duly executed by the Purchaser; and

(d)	copies of the Indemnification Agreements for each of the New Directors that have been duly executed by each of the New Directors.

Section 1.04.         Conditions Precedent to Purchase and Sale of Common Shares. The obligation of the Company to sell the Common Shares to the Purchaser and execute the Transaction Documents on the Closing Date (except for the Employee Agreement Amendments, which were executed on July 31, 2017) is subject to the satisfaction or waiver of the following conditions precedent:

(a)	the Purchaser shall have delivered each of the items required to be delivered by the Purchaser pursuant to Section 1.03;

(b)	the representations and warranties of the Purchaser contained in Section 2.02 shall be true and correct in all material respects on and as of the date hereof and the Closing Date; and

(c)	the Company shall have received the Purchase Price.

The obligation of the Purchaser to purchase the Common Shares from the Company and execute the Transaction Documents on the Closing Date (except for the Employee Agreement Amendments, which were executed on July 31, 2017) is subject to the satisfaction or waiver of the following conditions precedent:

(a)	the Company shall have delivered each of the items required to be delivered by the Company pursuant to Section 1.03;

(b)	the representations and warranties of the Company contained in Section 2.01 shall be true and correct in all material respects on and as of the date hereof and the Closing Date;

(c)	the Company shall have complied with all covenants contained in Article 3 of this Agreement and in the other Transaction Documents;

(d)	no event or circumstance that could reasonably be expected to have a Material Adverse Effect (as defined herein) shall have occurred since the date of this Agreement;

(e)	no Default or Event of Default (each as defined in the Loan Documents) shall have occurred and be continuing;

(f)	the capital stock owned by Lone Star Value Investors, LP (“Lone Star”) shall have been distributed by Lone Star to its respective direct or indirect equity owners, none of whom shall be a “5% shareholder” of the Company for purposes of Section 382 of the Tax Code, and Lone Star, in compliance with permitted guidelines, shall have provided sufficient information to the Company to classify its equity owners for purposes of Section 382 of the Tax Code;

(g)	entry of a final and non-appealable order by the bankruptcy court having jurisdiction over the Company’s reorganization under chapter 11 of title 11 of the United States Code, 11. U.S.C. §§ 101-1532 (the “Chapter 11 Case”) confirming the Company’s prepackaged chapter 11 plan of reorganization (the “Plan”), which order and plan shall in all respects be satisfactory to Purchaser;

(h)	all conditions precedent to the effective date of the Plan (as such term is defined in the Plan), other than the purchase of the Common Shares as provided herein, shall have occurred, and such purchase shall result in the occurrence of the effective date of the Plan;

(i)	the Company shall have taken such action as necessary to fulfill the conditions set forth in Section 3.02;

(j)	the Company shall have a directors’ and officers’ liability insurance plan providing coverage for the New Directors on terms and conditions satisfactory to the Purchaser;

(k)	the Company shall have amended its charter substantially in the form attached hereto as Exhibit D which shall, among other things, prohibit the issuance of non-voting equity securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code;

(l)	all consents, approvals and waivers required for the consummation of the transactions contemplated by this Agreement shall have been obtained (including, for the avoidance of doubt, the Waiver);

(m)	the Company shall not have any consents, approvals or waivers outstanding under Section 15.3(B) of the Company’s certificate of incorporation, as amended, or any other provision of the Company’s certificate of incorporation, as amended, that would permit (i) with respect to any stockholder which owns less than 4.99% of the Common Stock of the Company on an as-converted basis, such stockholder to own 4.99% or more of the Common Stock of the Company on an as-converted basis, and (ii) with respect to any stockholder which owns 4.99% or more of the Common Stock of the Company on an as-converted basis, such stockholder to acquire any more shares of capital stock of the Company, except for the consents, approvals and waivers granted to the Purchaser pursuant to the terms of this Agreement and the Transaction Documents;

(n)	no statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement;

(o)	except for the pending patent litigation disclosed in the SEC Documents, there is no ongoing or pending, or, to the Company’s knowledge, threatened, action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or affecting the Company or any of its respective directors or officers in their capacities as such, other than the Chapter 11 Case;

(p)	the Company shall have cancelled all of its outstanding stock options and the Company shall not have any outstanding warrants, options, convertible debt or other rights to acquire Company stock; and

(q)	the Company has not had an “ownership change” (as defined in Section 382 of the Tax Code) to which Section 382(a) of the Tax Code applies, at any time.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01.         Company Representations and Warranties. The Company represents and warrants to the Purchaser as of the date hereof that, as of the Closing Date, except as set forth in a Schedule of Exceptions, attached as Schedule A (the “Schedule of Exceptions”), the statements in the following subsections of this Section 2.01 are true and correct:

(a)          Organization and Good Standing. The Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to make, deliver and perform this Agreement and the Transaction Documents and (iii) has taken all necessary corporate or other action, including obtaining any necessary approvals by the Company’s Board of Directors and stockholders, to authorize the execution, delivery and performance of this Agreement and the Transaction Documents. Except as set forth in the Schedule of Exceptions, the Company does not have any subsidiaries, and the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

(b)          Authorization and Enforceability. This Agreement and each of the Transaction Documents (i) have been duly executed and delivered on behalf of the Company and (ii) constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

(c)          Capitalization.  The capitalization of the Company, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, and the number of shares issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, any shares of capital stock is as follows:

•	As of the Effective Date (as defined in the Company’s chapter 11 plan of reorganization), the authorized capital stock consists of:

o	100,000,000 shares of capital stock authorized for issuance, consisting of:

▪	75,000,000 shares of Common Stock; and

▪	25,000,000 shares of Preferred Stock, with 4,500,000 of such shares of preferred stock designated as the 5.0% Series F Convertible Preferred Stock (of which 3,750,000 shares are designated as “Sub-Series F-1” and 750,000 shares are designated as “Sub-Series F-2”) and 500,000 of such shares of preferred stock designated as the Series G Participating Preferred Stock.

•	Immediately prior to the Effective Date, the issued and outstanding shares of capital stock consisted of:

o	1,225,472 shares of Common Stock outstanding (excluding treasury stock); and

o	2,591,257 shares of 5.0% Series F Convertible Preferred Stock outstanding.

All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such exercisable, exchangeable or convertible securities will be, validly issued, fully paid and non-assessable.  Other than as set forth in this Agreement and the Transaction Documents, no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances.  Except for the Common Shares issuable pursuant to this Agreement, and except as described in this Section 2.01(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, nor are any such issuances or arrangements contemplated, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except for the Registration Rights Agreement); (iii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem any security of the Company; and (iv) the Company does not have any shareholder rights plan, “poison pill” or other anti-takeover plans or similar arrangements (except Article XV of the Company’s certificate of incorporation). There are no securities or instruments issued by the Company that contain anti-dilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Common Stock in accordance with the terms of this Agreement and the Transaction Documents, if applicable.  The Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities of the Company held by them.  The Company has no restricted stock units outstanding.

(d)          Issuance of Common Stock.  The Common Stock to be issued and sold pursuant to this Agreement and the Transaction Documents are or will be duly authorized and, upon issuance in accordance with the terms of this Agreement and the Transaction Documents, (i) will be validly issued and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement or the Transaction Documents, as applicable), (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person (other than preemptive rights, rights of first refusal or other similar rights contained in this Agreement or the Transaction Documents, as applicable) and (iii) will not impose personal liability on the holder thereof.  Except for the filing of any notice prior or subsequent to the date hereof or the Closing Date, as applicable, that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction) or the Registration Rights Agreement, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement or the Transaction Documents, for the offer, issue, sale, execution or delivery of the Common Stock, or for the performance by the Company of its obligations under this Agreement or the Transaction Documents.  No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(e)          No Conflicts.  The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock) will not (i) result in a violation of the organizational documents of the Company, (ii) materially conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any material rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company.

(f)           Compliance.  The Company is not in violation of its organizational documents and, except as described in the Schedule of Exceptions, the Company is not in default (and no event has occurred that with notice or lapse of time or both would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party.  The business of the Company is not being conducted, and shall not be conducted so long as the Purchaser (or any of its respective affiliates) own any of the Common Stock, in violation of any law, ordinance or regulation of any governmental entity.  Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company is: (a) a person or entity that appears on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); or (b) a person, country or entity with whom a U.S. person (as defined by the laws and regulations administered by OFAC, 31 C.F.R. Parts 500-598 (the “OFAC Regulations”)) or a person subject to the jurisdiction of the United States (as defined by the OFAC Regulations) is otherwise prohibited from dealing under the OFAC Regulations (a “Sanctions Target”). The Company is not, directly or indirectly, owned or controlled by, or under common control with, or, to the knowledge of Company, acting for the benefit of or on behalf of, any Sanctions Target. The Company has not exported or re-exported any goods, commodities, technology or software in any manner that violates any applicable national or international export control statute, executive order, regulation, rule or sanction, including the OFAC Regulations, the United States Export Administration Regulations, 15 C.F.R. Parts 730-774, the International Traffic in Arms Regulations, 22 C.F.R. Part 120 et seq., the Export Administration Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act, the Trade Sanctions Reform and Export Enhancement Act of 2000 (TSRA), or any OFAC Sanctions Program. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct to its business, and the Company has not received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.  The Company has complied with and is not in default or violation in any material respect of, and is not, to the Company’s knowledge, under investigation with respect to or has not been, to the knowledge of the Company, threatened to be charged with or given notice of any violation of, any applicable federal, state, local or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any federal, state, local or foreign governmental or regulatory authority.  Except for statutory or regulatory restrictions of general application, no federal, state, local or foreign governmental or regulatory authority has placed any material restriction on the business or properties of the Company.

(g)          [Intentionally omitted].

(h)          [Intentionally omitted].

(i)          SEC Documents, Financial Statements. Prior to the date of this Agreement, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof).  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries in existence as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments).

(j)           Absence of Certain Changes.  Since April 30, 2017, other than as described in the SEC Documents or the Schedule of Exceptions, (i) there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) the Company has not entered into any transaction or agreement that is material to the Company taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and, except as contemplated by this Agreement or the Transaction Documents, has not made any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject; (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company.

(k)          Transactions With Affiliates.  Except as described in the SEC Documents or the Schedule of Exceptions, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for ordinary course services solely in their capacity as officers, directors or employees), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner, other than as contemplated by the Employee Agreement Amendments.

(l)           Absence of Litigation.  Except as disclosed in the SEC Documents, there is no ongoing or pending, or, to the Company’s knowledge, threatened, action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or affecting the Company or any of its respective directors or officers in their capacities as such.  To the knowledge of the Company, there are no actions, suits, proceedings, inquiries or investigations before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) threatened against the Company or any of its respective directors or officers in their capacities as such.  There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company, could reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the Common Stock, (ii) the ability of the Company to perform its obligations under this Agreement or the Transaction Documents, (iii) the operations, performance, business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or (iv) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any provision of this Agreement or any Transaction Document.

(m)          Intellectual Property.  The Company, directly or indirectly as a limited partner of KIP CR P1 LP, a Delaware limited partnership, owns or possesses all rights or licenses to the patents set forth on Annex A hereto. To the knowledge of the Company, the Company has not infringed any trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

(n)          Real Estate; Liens.  The Company does not own any real property.  The Company has good title to its assets, and its assets are free and clear of liens, except Permitted Liens (as defined in the Loan Agreement).

(o)          Tax Status. Except as described in the Schedule of Exceptions, the Company and each of its current and former subsidiaries has made or filed all material foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is or was subject (unless and only to the extent that the Company or such former subsidiaries have set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and each such return report and declaration is true, correct and complete. The Company and each of its current and former subsidiaries has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(p)          Key Employees.  None of the Company’s officers is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each officer does not subject the Company to any material liability with respect to any of the foregoing matters.  Except as otherwise expressly contemplated by this Agreement, no officer has, to the knowledge of the Company, any intention to terminate or limit his or her employment with, or services to, the Company, nor is any such officer subject to any constraints which would cause such person to be unable to devote his or her business and professional time and attention to such employment or services consistent with past practice.

(q)          Employee Relations.  No application or petition for certification of a collective bargaining agent is pending and none of the current or former employees of Company are or have been represented by any union or other bargaining representative and no union has attempted to organize any group of the Company’s employees, and no group of the Company’s current or former employees has sought to organize themselves into a union or similar organization for the purpose of collective bargaining. (i) The Company believes that its relations with its employees are good; (ii) no executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company except as contemplated by the Transaction Documents; and (iii) the Company is in compliance with all federal, state and local laws and regulations and, to the Company’s knowledge, all foreign laws and regulations, in each case respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect.

(r)           Insurance.  The Company has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company.  No default or event has occurred that could give rise to a default or termination under any such policy.

(s)          Environmental Matters.  The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of Hazardous Substances and protection of health and safety or the environment which are applicable to its business.  There is no environmental litigation or other environmental proceeding pending or threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any partnership or joint venture currently or at any time affiliated with the Company.  No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company.  No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or by any partnership or joint venture currently or at any time affiliated with the Company in violation of any applicable environmental laws.  The environmental compliance programs of the Company comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect.  For purposes of this Agreement, “Hazardous Substances” means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

(t)           No General Solicitation or Integrated Offering.  Neither the Company nor any person acting for the Company has conducted any “general solicitation” (as such term is defined in Regulation D) with respect to the Common Stock being offered hereby.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Common Stock being offered hereby under the Securities Act or cause this offering of the Common Stock to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

(u)          No Brokers.  The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by any Purchaser relating to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

(v)          Internal Control over Financial Reporting.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company does not have any material weaknesses in its internal control over financial reporting.  Since the date of the latest audited financial statements included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w)          Disclosure.  All information relating to or concerning the Company set forth in this Agreement and the Transaction Documents or provided to the Purchaser hereunder or thereunder or otherwise by the Company in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company’s securities.

(x)          Antitakeover Matters.  The Board of Directors of the Company has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in the DGCL are, and will be, inapplicable to the execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby. The Board of Directors of the Company has taken and will take all actions necessary to exempt the consummation of the transactions contemplated by this Agreement and the Transaction Documents under the Company’s certificate of incorporation, as amended, including, without limitation, the adoption of the Waiver.

Section 2.02.         Purchaser Representations and Warranties. The Purchaser represents and warrants as of the date hereof, and as of the Closing Date, to the Company:

(a)          Purchase for Own Account, Etc.  The Purchaser is purchasing the Common Stock offered hereby for the Purchaser’s own account for investment purposes only and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Purchaser is capable of evaluating the merits and risks of its investment in the Company. The Purchaser understands that it must bear the economic risk of this investment indefinitely, unless the Common Stock purchased hereby is registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Common Stock other than as contemplated by the Registration Rights Agreement.  Notwithstanding anything in this Section 2.02(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold any Common Stock purchased hereby for any minimum or other specific term and reserves the right to dispose of any such Common Sock at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(b)          Accredited Investor Status.  The Purchaser is an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c)          Reliance on Exemptions.  The Purchaser understands that the Common Stock being offered hereby is being offered and sold to the Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Common Stock.

(d)          Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Stock offered hereby.

(e)          Transfer or Resale.  The Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Common Stock offered hereby has not been and is not being registered under the Securities Act or any state securities laws, and such Common Stock may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering such securities; (B) the Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (C) the Common Stock to be sold or transferred may be sold under and in compliance with Rule 144 promulgated under the Securities Act (including any successor rule, “Rule 144”); or (D) the Common Stock to be sold or transferred may be sold or transferred to an affiliate of the Purchaser that agrees to sell or otherwise transfer the Common Stock only in accordance with the provisions of this Section 2.02(e) and that is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Common Stock under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement).  Notwithstanding the foregoing or anything else contained herein to the contrary, the Common Stock offered hereby may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

(f)          No Disqualification Events. Neither (i) the Purchaser, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Purchaser is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

(g)          Legends.  The Purchaser understands that the certificates and instruments evidencing the Common Stock will bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Common Stock upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Common Stock is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) or (ii) such holder provides the Company with an opinion of counsel stating that a public or private sale or transfer of such Common Stock may be made without registration under the Securities Act.  In the event the above legend is removed from any certificate evidencing the Common Stock due to the declaration of effectiveness of a registration statement covering the resale of such Common Stock and thereafter the effectiveness of such registration statement is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then, upon reasonable advance written notice to the Purchaser, the Company may require that the above legend be placed on any certificate evidencing such Common Stock that cannot then be sold pursuant to an effective registration statement and the Purchaser shall cooperate in the replacement of such legend.  Such legend shall thereafter be removed when such Common Stock may again be sold pursuant to an effective registration statement.

(h)          Authorization; Enforcement.  This Agreement and the Transaction Documents to which the Purchaser is a party have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

ARTICLE III

COVENANTS

Section 3.01.         Right of First Offer.  As long as the Purchaser (or any of its affiliates) holds any shares of the Company’s capital stock, the Purchaser (or such affiliate) shall have a pro rata right, based on the Purchaser’s (or such affiliate’s) percentage of issued and outstanding Common Stock held, to participate in subsequent securities offerings, issuances or sales undertaken by the Company (excluding the issuance or award of Common Stock, stock options or other equity awards under the Company’s employee benefit plans as in effect on the date hereof). Upon a proposal to undertake such an offering, issuance or sale by the Company, the Company shall provide the Purchaser with written notice of such proposal, stating (i) its intention to offer, issue or sell such securities, (ii) the number, class and terms of the securities to be offered and (iii) the price and terms upon which the Company plans to offer, sell or issue such securities. Within thirty days after receipt of such notice, the Purchaser may, in its sole discretion, deliver written notice to the Company electing to participate in such offering, issuance or sale.

Section 3.02.         Board of Director Designees.

(a)          The Company’s Board of Directors shall take all actions necessary such that, on or before the Closing Date, the Company’s Board of Directors shall consist of five (5) members, with two (2) of the members consisting of Robert G. Pearse and Richard K. Coleman, Jr. (the “Continuing Directors”), two (2) of the members being designated by the Purchaser, which shall initially be Robert H. Alpert and C. Clark Webb (the “Purchaser Designees”), and one (1) additional member being nominated and approved by a majority of the Continuing Directors and Purchaser Designees, which director shall be an “independent” director as defined by NASDAQ rules, which shall initially be [________] (the “Independent Director,” and together with the Purchaser Designees, the “New Directors”). Each of the New Directors shall stand for re-election at the next annual meeting of stockholders.

(b)          For so long as the Purchaser (or any of its affiliates) holds any shares of the Company’s capital stock, the Purchaser Designees (including any successor pursuant to Section 3.02(c) below) shall be nominated by the Board of Directors of the Company (or a committee thereof) for election at the annual meeting of stockholders at which the Purchaser Designees’ terms will expire.  At least ninety (90) days prior to any such annual meeting at or by which directors are to be elected, the Purchaser shall notify the Company in writing of the Purchaser Designees to be nominated for election as directors.  The Company shall disclose in its proxy statement, if a proxy statement is required to be filed, the nominated Purchaser Designees.  In the absence of any such notification, it shall be presumed that the Purchaser’s then incumbent Purchaser Designees have been designated.

(c)          If a Purchaser Designee shall cease to serve as a director for any reason, the Company’s Board of Directors shall appoint and elect a replacement director designated by the Purchaser to serve out the remaining term of the existing director.

(d)          The Company shall enter into the Indemnification Agreements and provide directors’ and officers’ liability insurance on terms and conditions satisfactory to the Purchaser with respect to each of the New Directors prior to the commencement of each New Director’s service on the Board of Directors.

(e)          The Company’s Board of Directors shall take all actions necessary to waive the appointment of the New Directors from constituting a change of control under any of its outstanding agreements and to prevent the appointment of the New Directors from causing the accelerated vesting of any awards for or rights to shares of the Common Stock or the payment of or the acceleration of payment of any change in control, severance, bonus or other cash payments or issuance of the Common Stock.

Section 3.03.         Form D;  Blue Sky Laws.  The Company shall timely file with the SEC one or more Form Ds with respect to the Common Stock offered hereby as required under Regulation D and provide a copy thereof to the Purchaser promptly after such filing.  The Company shall, on or before the date hereof and the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Common Stock offered hereby for sale to the Purchaser pursuant to this Agreement and the Transaction Documents under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the date hereof and the Closing Date. Within four business days after the date hereof, the Company shall file a press release concerning this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

Section 3.04.         Use of Proceeds.  The Company shall use the proceeds from the sale and issuance of the Common Stock only for general corporate purposes and working capital.

Section 3.05.         No Integrated Offerings.  The Company shall not make any offers or sales of any security (other than the Common Stock offered hereby) under circumstances that would require registration of the Common Stock being offered or sold hereunder under the Securities Act or cause this offering of such Common Stock to be integrated with any other offering of securities by the Company.

Section 3.06.         Inspection Rights. For so long as the Purchaser (or any of its affiliates) holds any shares of capital stock of the Company, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, the Purchaser (or such affiliate) or any employees, agents or representatives thereof, for purposes reasonably related to the Purchaser’s (or such affiliate’s) interests as a stockholder, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, and to discuss the affairs, finances and accounts of the Company with any of its officers, consultants, directors, and key employees.

Section 3.07.         Company Operating Plan. From and after the Closing Date, the Company agrees to work together with the Purchaser to develop a plan to maximize long-term stockholder value, including, among other things, the monetization of the Company’s patents and the acquisition of additional profitable companies.

Section 3.08.         Incorporation of Covenants from Loan Agreement. The covenants of Sections 5 and 6 of the Loan Agreement are hereby incorporated herein by reference, mutatis mutandis.

ARTICLE IV

GOVERNING LAW; INDEMNIFICATION; MISCELLANEOUS

Section 4.01.         Governing Law; Jurisdiction.  Matters relating solely to corporate law under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. All other matters, such as the interpretation of the rights granted and the obligations of the parties under this Agreement, shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas.  The Company and the Purchaser irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the County of Dallas, State of Texas, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  Nothing herein shall affect the right of the Purchaser to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

Section 4.02.         Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission or electronic mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 4.03.         Construction.  Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural.  Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes.  The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.04.         Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

Section 4.05.         Entire Agreement; Amendments.  This Agreement, the Transaction Documents, the Restructuring Support Agreement (as defined below) and the plan of reorganization under the Chapter 11 Case (including any schedules and exhibits hereto and thereto) contain the entire understanding of the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

Section 4.06.         Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party.  The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(a)	If to the Company:

WeWork c/o Crossroads Systems, Inc.

11801 Domaine Blvd., 3rd Floor

Austin, Texas 78758

Telephone: (512) 928-7335

Attention: Richard K. Coleman, Jr.

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Telephone: (212) 451-2289

Attention: Adam W. Finerman, Esq.

(b)	If to the Purchaser:

210/CRDS Investment, LLC

8214 Westchester Drive, Suite 950

Dallas, Texas 75225

Telephone: (214) 999-6082

Attention: Caryn Peeples

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue, Suite 1100

Dallas, Texas 75201

Telephone: (214) 698-3107

Attention: David L. Sinak

Section 4.07.         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder.  The Purchaser may assign or transfer the Common Stock offered hereby pursuant to the terms of this Agreement and of such Common Stock and applicable law.  The Purchaser may assign its rights hereunder to any other person or entity without the Company’s consent.

Section 4.08.         Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 4.09.         Termination; Survival.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a)	by mutual consent of the Purchaser and the Company;

(b)	by either the Purchaser or the Company if the Closing Date has not occurred within 90 calendar days of the date of this Agreement;

(c)	by the Purchaser (provided that the Purchaser is not then in breach of any provision of this Agreement or any other Transaction Document) if a default or material breach shall be made by the Company with respect to the due and timely performance of any of its covenants or agreements contained herein, or if its representations or warranties contained in this Agreement shall have become inaccurate in a material respect, if such default, breach or inaccuracy has not been cured or waived within two business days after written notice to the Company specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction;

(d)	by the Company (provided that the Company is not then in breach of any provision of this Agreement or any other Transaction Document) if a default or material breach shall be made by the Purchaser with respect to the due and timely performance of any of its covenants or agreements contained herein, or if its representations or warranties contained in this Agreement shall have become inaccurate in a material respect, if such default, breach or inaccuracy has not been cured or waived within two business days after written notice to such Purchaser specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction;

(e)	by either the Purchaser or the Company if the Restructuring Support Agreement, dated as of August [___], 2017, by and between the Company and the Purchaser (the “Restructuring Support Agreement”), is terminated in accordance with its terms, then either party to this Agreement may terminate this Agreement; provided that the applicable break-up fee has been paid as of the termination date; or

(f)	by the Purchaser if the Purchaser determines that either (i) the consummation of the Company’s chapter 11 plan of reorganization will result in an “ownership change” (as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”) to which Section 382(a) of the Tax Code applies, or (ii) the Company has otherwise had (at any time) an “ownership change” to which Section 382(a) of the Tax Code applies.

The representations and warranties of the Company in Section 2.01 and the agreements and covenants set forth in Sections 5 and 6 hereof shall survive the termination of this Agreement notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser.  Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies any Purchaser may have under applicable U.S. federal or state securities laws.

Section 4.10.         Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.11.         Indemnification.  In consideration of the Purchaser’s execution and delivery of this Agreement and the Transaction Documents and the purchase of the Common Stock hereunder, and in addition to all of the Company’s other obligations under this Agreement and the Transaction Documents, from and after the date hereof, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives, including, without limitation, those retained in connection with the transactions contemplated by this Agreement (collectively, the “Indemnitees”), from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, or (B) the status of the Purchaser or holder of the Common Stock as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Section 4.12.         Joint Participation in Drafting.  Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the Transaction Documents.  As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

Section 4.13.         Business Days.  For purposes of this Agreement, the term “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law, regulation or executive order to close.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

CROSSROADS SYSTEMS, INC.

By:
Name:
Title:

PURCHASER:

210/CRDS INVESTMENT, LLC
By:	210 Capital, LLC,
a Delaware limited liability company,
as sole member

By:
Robert H. Alpert
Manager

By:
C. Clark Webb
Manager

Signature Page to Securities Purchase Agreement

SCHEDULE A

Schedule of Exceptions

Section 2.01(a) – Crossroads Systems (Texas), Inc., a Texas corporation, and Crossroads Europe GmbH, a company organized under the laws of Germany, are both subsidiaries of the Company. The Company has a 99% limited partnership interest in KIP CR P1 LP, a Delaware limited partnership.

Section 2.01(j) – On June 30, 2017, the Company paid preferred dividends to the holders of its 5% Series F Convertible Preferred stock. The Company accrues dividends for the holders of its 5% Series F Convertible Preferred stock.

Section 2.01(o) – The Company has not filed its 2016 taxes on behalf of its subsidiary, Crossroads Europe GmbH.

ANNEX A

Company Owned Patent Assets and Patent Assets Owned Indirectly through KIP CR P1 LP

[See attached.]

CROSSROADS PATENT STATUS

(August 2, 2017)

CROSS1120 U.S. PATENTS

Title:	Storage Router and Method for Providing Virtual Local Storage
Inventor(s):	Hoese, Geoffrey B.
Russell, Jeffrey T.

SIPLG (CRDS) Reference No.	Country	Application No. Application Date	Patent No. Issue Date	Priority No. Priority Date	Expiration Date	Status/Remarks
CROSS1120 (CSI0002)	US	09/001,799 12/31/97	5,941,972 08/24/99		12/31/17	Granted 11.5 Year Tax Paid 01/13/11
CROSS1120-1 (CSI0002.1)	US	09/354,682 07/15/99	6,421,753 07/16/02	09/001,799 12/31/97	12/31/17	Granted 11.5 Year Tax Paid: 01/14/14
CROSS1120-2 (CSI0002.2)	US	09/965,339 9/27/01	6,425,036 7/23/02	09/001,799 12/31/97	12/31/17	Granted 11.5 Year Tax Paid: 01/14/14
CROSS1120-3 (CSI0002.3)	US	09/965,335 9/27/01	6,425,035 7/23/02	09/001,799 12/31/97	12/31/17	Granted 11.5 Year Tax Paid: 01/14/14
CROSS1120-4 (CSI0002.4) CROSS1120-11	US	10/023,786 12/18/01		09/001,799 12/31/97		Abandoned Per Client Instructions
CROSS1120-5 (CSI0002.5)	US	10/081,110 2/22/02	6,789,152 09/07/04	09/001,799 12/31/97	12/31/17	Granted: 11.5 Year Tax Paid: 01/14/16
CROSS1120-6 (CSI0002.6) CROSS1120-12	US	10/081,114 2/22/02		09/001,799 12/31/97		Abandoned Per Client Instructions
CROSS1120-7 (CSI0002.7)	US	10/081,082 02/22/02		09/001,799 12/31/97		Abandoned per client instructions.
CROSS1120-8 (CSI0002.8)	US	10/174,720 6/19/02	6,738,854 05/18/04	09/001,799 12/31/97	12/31/17	Granted: 11.5 Year Tax Paid: 09/23/15
CROSS1120-9 (CSI0002.9)	US	10/361,283 02/10/03	6,763,419 07/13/04	09/001,799 12/31/97	12/31/17	Granted: 11.5 Year Tax Paid 12/14/15
CROSS1120-10 (CSI0002.10)	US					Unfiled
CROSS1120-11	US	10/638,955 08/11/03		09/001,799 12/31/97		Abandoned.

SIPLG (CRDS) Reference No.	Country	Application No. Application Date	Patent No. Issue Date	Priority No. Priority Date	Expiration Date	Status/Remarks
CROSS1120-12	US	10/640,468 08/13/07		09/001,799 12/31/97		Abandoned.
CROSS1120-13 (CSI0002.13)	US	10/658,163 09/09/03	7,051,147 05/23/06	09/001,799 12/31/97	12/31/17	Granted: 11.5 Year Tax Due: 11/23/17
CROSS1120-14 (CSI0002) Re-Exam of CROSS1120	US	90/007,113 07/14/04		09/001,799 12/31/97		Granted: 04/25/06: ExParte Reexam Cert.
CROSS1121-15 (CSI0002.1) Re-Exam of CROSS1120-1	US	90/007,124 07/14/04		09/001,799 12/31/97		Granted: 08/01/06: ExParte Reexam Cert.
CROSS1122-16 (CSI0002.2) Re-Exam of CROSS1120-2	US	90/007,126 07/14/04		09/001,799 12/31/97		Granted: 05/02/06: ExParte Reexam Cert.
CROSS1123-17 CROSS1123-19 (CSI0002.3) Re-Exams of CROSS1120-3	US	90/007,125 07/14/04 90/007,317 11/23/04		09/001,799 12/31/97		Granted: 08/08/06 ExParte Reexam Cert.
CROSS1128-18 (CSI0002.8) Re-Exam of CROSS1120-8	US	90/007,127 07/14/04		09/001,799 12/31/97		Granted: 06/13/06: Ex Parte Rexam Cert.
CROSS1123-19	US	90/007,317 11/23/04		09/001,799 12/31/97		Granted: Combined with CROSS1123-17.
CROSS1120-20 Cont. of CROSS1120-13	US	11/191,254 07/27/05		09/001,799 12/31/97		Abandoned per client instr.
CROSS1120-21 (CSI0002.13) Cont. of CROSS1120-13	US	11/353,826 02/14/06	7,340,549 03/04/08	09/001,799 12/31/97	12/31/17	Granted: 7.5 Year Tax Due: 09/04/15
CROSS1120-22 (CSI0002.22) Cont. to CROSS1120-21	US	11/442,878 05/30/06		09/001,799 12/31/97		Closed per client instr.

SIPLG (CRDS) Reference No.	Country	Application No. Application Date	Patent No. Issue Date	Priority No. Priority Date	Expiration Date	Status/Remarks
CROSS1120-23 (CSI0002.23)	US	11/851,724 09/07/07	7,689,754 03/30/10	09/001,799 12/31/97	12/31/17	Granted: 7.5 Year Tax Due: 09/30/17
CROSS1120-24 (CSI0002.24)	US	11/851,775 09/07/07	7,552,266 06/23/09	09/001,799 12/31/97	12/31/17	Granted: 7.5 Year Tax Paid: 12/15/16
CROSS1120-25 (CSI0002.25)	US	11/851,837 09/07/07	7,694,058 04/06/10	09/001,799 12/31/97	12/31/17	Granted: 7.5 Year Tax Due: 10/06/17
CROSS1120-26 (CSI0002.26)	US	11/980,909 10/31/07	8,046,515 10/25/11	09/001,799 12/31/97	12/31/17	Granted: 3.5 Year Tax Paid: 04/01/15
CROSS1120-27 (CSI0002.27)	US	11/947,499 11/29/07	7,984,221 07/19/11	09/001,799 12/31/97	12/31/17	Granted: 3.5 Year Tax Paid: 01/05/15
CROSS1120-28 (CSI0002.28)	US	12/220,431 07/24/08	US RE42,761 12/27/11	09/001,799 12/31/97	12/13/17	Granted: Reissue of CROSS1120-21
CROSS1120-29 (CSI0002.29)	US	12/552,807 09/02/09	7,937,517 05/03/11	09/001,799 12/31/97	12/31/17	Granted: 3.5 Year Tax Paid: 11/03/14
CROSS1120-30 (CSI0002.30)	US	12/552,885 09/02/09	7,934,040 04/26/11	09/001,799 12/31/97	12/31/17	Granted: 3.5 Year Tax Paid: 10/21/14
CROSS1120-32 (CSI0002.32)	US	12/552,913 09/02/09	8,015,339 09/06/11	09/001,799 12/31/97	12/31/17	Granted: 3.5 Year Tax Paid: 03/13/15
CROSS1120-33 (CSI0002.33)	US	12/690,592 01/20/10	7,934,041 04/26/11	09/001,799 12/31/97	12/31/17	Granted: 3.5 Year Tax Paid: 10/21/14
CROSS1120-34 (CSI002.34)	US	12/910,431 10/22/10	7,984,224 07/19/11	09/001,799 12/31/97	12/13/17	Granted: 3.5 Year Tax Paid: 01/05/15
CROSS1120-35 (CSI002.35)	US	12/910,375 10/22/10	8,028,117 09/27/11	09/001,799 12/31/97	12/13/17	Granted: 3.5 Year Tax Paid: 03/06/15
CROSS1120-36 (CSI002.36)	US	12/910,476 10/22/10	8,402,193 03/19/13	09/001,799 12/31/97	12/13/17	Granted: 3.5 Year Tax Paid: 08/25/16
CROSS1120-37 (CSI002.37)	US	12/910,515 10/22/10	7,987,311 07/27/11	09/001,799 12/31/97	12/13/17	Granted: 3.5 Year Tax Paid 01/05/15
CROSS1120-38 (CSI002.38)	US	13/197,534 08/03/11	8,402,194 03/19/13	09/001,799 12/31/97	12/13/17	Granted: 3.5 Year Tax Paid: 08/25/16
CROSS1120-39 (CSI002.39)	US	13/766,301 02/13/13		09/001,799 12/31/97	12/13/17	Allowed: Issue Fee due: 10/28/17

CROSS1120-FOREIGN

Attorney Dkt.	Country	Application No. FilingDate	Grant No Grant Date	Priority No. Priority Date	Expiration Date	Status
CROSS1120/PCT	PCT	US98/27689 12/28/98		09/001,799 12/31/97		Inactive
CROSS1120/CA	Canada	2,315,199 12/28/98	2,315,199 01/21/03	09/001,799 12/31/97	12/28/18	Granted: Annuity Due: 12/28/17
CROSS1120/EP	EPO	98966104.6 12/28/98	1044414 12/14/05	09/001,799 12/31/97	12/28/18	Granted: See DE, FR, GB, HK
CROSS1120/DE	Germany	98966104.6 12/28/98	69832818.3 12/14/05	09/001,799 12/31/97	12/28/18	Granted: Annuity Due: 12/28/17
CROSS1120/FR	France	98966104.6 12/28/98	1044414 12/14/05	09/001,799 12/31/97	12/28/18	Granted: Annuity Due: 12/28/17
CROSS1120/GB	United Kingdom	98966104.6 12/28/98	1044414 12/14/05	09/001,799 12/31/97	12/28/18	Granted: Annuity Due: 12/28/17
CROSS1120/JP	Japan	526873/2000 12/28/98	4691251 02/25/11	09/001,799 12/31/97	12/28/18	Granted: Annuity Due: 02/25/18
CROSS1120/HK	Hong Kong	01100975.8 02/12/01				Inactive
CROSS1121/EP	EPO	05027161.8 12/13/05				Inactive
CROSS1123/EP	EPO	10012769.5 10/01/10				Inactive
CROSS1124/EP	EPO	10012770.3 10/01/10		09/001,799 12/31/97		Inactive
CROSS1125/EP	EPO	10012768.7 10/01/10		09/001,799 12/31/97		Inactive

NEXQL PATENTS

Title:	Index Relational Processor
Inventor(s)	Jay Bruce Ross and Merle Thomas Prouix

SIPLG (CRDS) Reference No.	Country	Application No. Application Date	Patent No. Issue Date	Priority No. Priority Date	Expiration Date	Status/Remarks
CROSS2070 (CSI0_____)	US	09/390,221 09/03/99	6,334,123 12/25/01		09/03/19	Granted: 11.5 Year Tax Paid 06/03/13

Title:	Method and Apparatus for Implementing Run-Length Compression
Inventor(s)	Jay Bruce Ross

SIPLG (CRDS) Reference No.	Country	Application No. Application Date	Patent No. Issue Date	Priority No. Priority Date	Expiration Date	Status/Remarks
CROSS2080 (CSI0_____)	US	09/389,542 09/03/99	6,535,150 03/18/03		09/03/19	Lapsed Per Client Instr.

Title:	Asynchronous Concurrent Dual-Stream FIFO
Inventor(s)	Jay Bruce Ross

SIPLG (CRDS) Reference No.	Country	Application No. Application Date	Patent No. Issue Date	Priority No. Priority Date	Expiration Date	Status/Remarks
CROSS2090 (CSI0_____)	US	09/390,499 09/03/99	6,507,877 01/14/03		09/03/19	Lapsed Per Client Instr.

Title:	Enhanced Boolean Processor with Parallel Input
Inventor(s)	Jay Bruce Ross

SIPLG (CRDS) Reference No.	Country	Application No. Application Date	Patent No. Issue Date	Priority No. Priority Date	Expiration Date	Status/Remarks
CROSS2100-1 (CSI0_____)	US	09/684,761 10/06/00	6,829,695 12/07/04	09/684,761 09/03/99	01/22/23	Granted: 11.5 Year Tax Paid: 03/07/16

Title:	Enhanced Boolean Processor with Parallel Input
Inventor(s)	Jay Bruce Ross

SIPLG (CRDS) Reference No.	Country	Application No. Application Date	Patent No. Issue Date	Priority No. Priority Date	Expiration Date	Status/Remarks
CROSS2100-2 (CSI0_____)	US	11/005,666 12/07/04		09/684,761 09/03/99 09/389,567 09/03/99		Abandoned.

Title:	Enhanced Boolean Processor with Parallel Input
Inventor(s)	Jay Bruce Ross

SIPLG (CRDS) Reference No.	Country	Application No. Application Date	Patent No. Issue Date	Priority No. Priority Date	Expiration Date	Status/Remarks
CROSS2100-3 (CSI0_____)	US	10/871,858 06/18/04		09/684,761 09/03/99		Abandoned.

Docket #	Title	Application No	Application Date	Grant No	Grant Date	Inventors	Status
CROSS1100-1	Error Detection and Recovery for Sequential Access Devices in a Fibre Channel Protocol	09/087,684	05/29/98	6,148,421	11/14/00	Smith Brian R., Hoese Geoffrey B., Wanamaker Neil T., Reynolds Robert A.	Granted: 11.5 Year Tax Paid: 05/02/12
CROSS1100-AU	Error Detection and Recovery for Sequential Access Devices in a Fibre Channel Protocol	77088/98	05/29/98	737205	11/22/01	Smith Brian R., Hoese Geoffrey B., Wanamaker Neil T., Reynolds Robert A.	Granted 05/30/17: Instr. to FA to pay Annuity
CROSS1140	Fibre Channel to SCSI Addressing Method and System	09/019,448	02/05/98	6,041,381	03/21/00	Hoese Geoffrey	Granted 11.5 Year Tax Paid 09/12/11
CROSS1160	System for Segmenting a Fibre Channel Arbitrated Loop to a Plurality of Logical Sub-Loops Using Segmentation Router as a Master to Cause the Segmentation of Physical Addresses	09/076,244	05/12/98	6,314,488	11/06/01	Smith Brian R.	Granted 11.5 Year Tax Paid 05/01/13
CROSS1200	Method and System for Managing I/O Transmissions in a Fibre Channel Network After a Break in Communication	09/153,576	09/15/98	6,643,693	11/04/03	Arroyo Keith M., Reynolds Robert A.	Granted 11.5 Year Tax Paid 04/01/15
CROSS1220	Method and System for Maintaining Reserve Command Relationships in a Fibre Channel Network	09/251,759	02/18/99	6,138,161	10/24/00	Arroyo Keith M., Wilson Stephen K., Reynolds Robert A.	Granted 11.5 Year Tax Paid 04/04/12
CROSS1240-1	Method and System for Multi-Initiator Support to Streaming Devices in a Fibre Channel Network	10/794,975	03/05/04	7,254,329	08/07/07	Arroyo Keith M., Reynolds Robert A.	Granted: 11.5 Year Tax Due 02/07/19
CROSS1260	System and Method for Resolving Fibre Channel Device Addresses on a Network Using the Device's Fully Qualified Domain Name	09/158,991	09/23/98	6,199,112	03/06/01	Wilson Stephen K.	Granted 11.5 Year Tax Paid 08/30/12
CROSS1280	System and Method for Providing a Proxy FARP for Legacy Storage Devices	09/159,163	09/23/98	6,151,331	11/21/00	Wilson Stephen K.	Granted 11.5 Year Tax Paid 05/02/12
CROSS1290	Streaming Method and System for Fiber Channel Network Devices	09/259,160	02/26/99	6,341,315	01/22/02	Arroyo Keith M., Wilson Stephen K.	Granted 11.5 Year Tax Paid 07/08/13
CROSS1290-2	Streaming Method for Fibre Channel Network Devices	10/914,574	08/09/04	8,271,673	09/18/12	Arroyo Keith M., Wilson Stephen K.	Granted: 7.5 Year Tax Due: 03/18/20
CROSS1290-3	Streaming Method and System for Fibre Channel Network Devices	13/312,068	12/06/11	8,904,023	12/02/14	Arroyo Keith M., Wilson Stephen K.	Granted: 3.5 Year Tax Due: 06/02/18
CROSS1290-4	Streaming Methods and Systems for Network Devices	14/519,977	10/21/14	9,455,938	09/27/16	Arroyo Keith M., Wilson Stephen K.	Granted: No Maint Fees will be due. Patent will expire before first maint fee due date due to priorty claim.
CROSS1290-5	Streaming Methods and Systems for Network Devices	15/251,237	08/30/16			Arroyo Keith M., Wilson Stephen K.	Pending: Awaiting First OA
CROSS1300	Method and System for Persistent Unit Attention in a Fibre Channel Storage Router	09/725,353	11/29/00	6,718,402	04/06/04	Arroyo Keith	Granted: 11.5 Year Tax Paid 09/23/15

Docket #	Title	Application No	Application Date	Grant No	Grant Date	Inventors	Status
CROSS1310	Method and System for Un-tagged Command Queuing	09/345,153	06/30/99	6,205,141	03/20/01	Arroyo Keith M.	Granted 11.5 Year Tax Paid 09/04/12
CROSS1330-1	System for Mapping Addresses of SCSI Devices Between Plurality of SANS that can Dynamically Map SCSI Device Addresses Across a SAN Extender	09/710,213	11/10/00	6,848,007	01/25/05	Reynolds Robert, Haechten John B., Smeltzer Kenneth D.	Granted 11.5 Year Tax Paid: 07/18/16
CROSS1340-1	Encapsulation Protocol for Linking Storage Area Networks Over a Packet-Based Network	09/709,807	11/10/00	6,965,934	11/15/05	Reynolds Robert A., Haechten John B., Smeltzer Kenneth D.	Granted: 11.5 Year Tax Due: 11/15/17 w/surcharge
CROSS1350-1	Method and System for Decreasing Routing Latency for Switching Platforms with Variable Configuration	09/707,443	11/07/00	6,922,391	07/26/05	Mao Andy, King Steve, Bucht Tom	Granted: 11.5 Year Tax Paid: 01/23/17
CROSS1350-2	Method and System for Decreasing Routing Latency for Switching Platforms with Variable Configuration	11/091,151	03/28/05	7,508,756	03/24/09	Mao Andy, King Steve, Bucht Tom	Granted: 7.5 Year Tax Due: 09/24/16
CROSS1350-3	Method and System for Decreasing Routing Latency for Switching Platforms with Variable Configuration	12/409,331	03/23/09	7,912,053	03/22/11	Mao Andy, King Steve, Bucht Tom	Granted: 7.5 Year Tax Due: 09/22/18
CROSS1360-1	Method of Routing HTTP and FTP Services Across Heterogeneous Networks	09/707,428	11/07/00	6,970,942	11/29/05	King Steve, Stillwell Paul M., Mao Chiayin	Granted 11.5 Year Tax Due: 11/29/17 w/surcharge
CROSS1370-1	A Method and System for Decoding 8-Bit/10-Bit Data Using Limited Width Decoders	09/662,075	09/14/00	6,392,570	05/21/02	Bueht Tom	Granted 11.5 Year Tax Paid 09/26/13
CROSS1390-1	System and Method for Controlling Readout of Frame Data From Buffer	09/695,758	10/24/00	6,668,290	12/23/03	Nelson Michael A.	Granted 11.5 Year Tax Paid: 04/01/15
CROSS1400-1	System and Method for Storing Frame Header Data	09/695,755	10/24/00	7,333,489	02/19/08	Nelson Michael A., Bucht Tom	Granted: 11.5 Year Tax Due: 08/19/19
CROSS1410-1	System and Method for Jitter Compensation in Data Transfers	09/695,754	10/24/00	6,977,897	12/20/05	Nelson Michael A., Bucht Tom	Granted: 11.5 Year Tax Due: 12/20/17 w/surcharge
CROSS1420-1	High Speed Dynamic Multi-Lane Deskwer	09/682,665	10/03/01	6,654,824	11/25/03	Vila Diego Fernando, Mateus Marcus Sebastian, Umberhocker Richard B.	Granted 11.5 Year Tax Paid: 04/01/15
CROSS1430-1	HHigh Speed Coordinated Multi-Channel Elastic Buffer	09/682,673	10/04/01	6,757,348	06/29/04	Vila Diego Fernando, Mateus Marcus Sebastian, Umberhocker Richard B.	Granted: 11.5 Year Tax Paid: 09/23/15
CROSS1450	Network Analyzer/Sniffer with Multiple Protocol Capabilities	09/681,535	04/24/01	6,894,979	05/17/05	LEE DAVID G.	Granted: 11.5 Year Tax Paid 09/29/16
CROSS1470-1	Method and System for Reconciling Extended Copy Command Target Descriptor Lengths	10/085,962	02/28/02	6,650,656	11/18/03	Tyndall John	Granted 11.5 Year Tax Paid: 04/01/15
CROSS1470-2	Method and System for Overlapping Data Flow within a SCSI Extended Copy Command	10/085,918	02/28/02	6,704,809	03/09/04	Tyndall John	Granted: 11.5 Year Tax Paid: 09/04/15

Docket #	Title	Application No	Application Date	Grant No	Grant Date	Inventors	Status
CROSS1490	System and Method for Inquiry Caching	10/064,080	06/10/02	7,603,449	10/13/09	CULP Bradfred W., Dale Stephen G.	Granted: 7.5 Year Tax Due: 10/13/17 w/surcharge
CROSS1490-1	System and Method for Inquiry Caching in a Storage Area Network	11/855,348	09/14/07	8,341,211	12/25/12	CULP Bradfred W., Dale Stephen G.	Granted: 7.5 Year Tax Due: 06/25/20
CROSS1490-2	System and Method for Servicing Inquiry Commands about Target Devices in Storage Area Network	12/403,971	03/13/09	7,904,539	03/08/11	CULP Bradfred W., Dale Stephen G.	Granted: 7.5 Year Tax Due: 09/08/18
CROSS1490-3	System and Method for Inquiry Caching in a Storage Area Network	13/042,209	03/07/11	8,543,643	09/24/13	CULP Bradfred W., Dale Stephen G.	Granted: 7.5 Year Tax Due: 03/24/21
CROSS1490-4	System and Method for Caching Inquiry Data About Sequential Access Devices	13/685,539	11/26/12	8,655,977	02/18/14	CULP Bradfred W., Dale Stephen G.	Granted: 3.5 Year Tax Due: 02/18/18 w/surcharge
CROSS1520	Pseudorandom Data Pattern Verifier with Automatic Synchronization	10/631,173	07/31/03	7,424,075	09/09/08	Vila Diego F., Mateus Marcus S.	Granted: 11.5 Year Tax Due: 03/09/20
CROSS1530	Mechanism for Enabling Enhanced Fibre Channel Error Recovery Across Redundant Paths Using SCSI Level Commands	10/064,436	07/12/02	7,024,591	04/04/06	Tyndall John F., Moody II William H.	Granted: 11.5 Year Tax Due: 04/04/18 w/surcharge
CROSS1530-1	Mechanism for Enabling Enhanced Fibre Channel Error Recovery Across Redundant Paths Using SCSI Level Commands	11/218,134	09/01/05	7,350,114	03/25/08	Moody Bill, Tyndall John F.	Granted: 11.5 Year Tax Due: 09/25/19
CROSS1540	Partitioned Library	10/065,329	10/04/02	6,804,753	10/12/04	Tyndall John F., Moody II William H.	Granted: 11.5 Year Tax Paid 03/07/16
CROSS1550	Method for Dynamic Control of Concurrent Extended Copy Tasks	10/293,431	11/13/02	6,704,836	03/09/04	Griswold Robert M., Justiss Steven A.	Granted: 11.5 Year Tax Paid: 09/04/15
CROSS1560	System and Method for Maintaining and Reporting a Log of Multi-Threaded Backups	10/636,042	08/07/03	7,251,708	07/31/07	Sims Robert C., Justiss Steven A.	Granted: 11.5 Year Tax Due: 01/31/19
CROSS1560-1	System and Method for Processing Multiple Concurrent Extended Copy Commands	11/020,960	12/22/04	7,552,294	06/23/09	Justiss Steven A.	Granted: 11.5 Year Tax Due: 12/23/20
CROSS1560-2	System and Method for Message and Error Reporting for Multiple Concurrent Extended Copy Commands to a Single Destination Device	11/020,971	12/22/04	7,447,852	11/04/08	Justiss Steven A.	Granted: 11.5 Year Tax Due: 05/04/20
CROSS1570-1	System and Method of Supporting Kernel Functionality	10/647,050	08/22/03	7,448,049	11/04/08	Xing Lisheng "Lee"	Granted 11.5 Year Tax Due: 05/04/20
CROSS1580-1	System and Method for Controlling Access to Multiple Physical Media Libraries	10/704,265	11/07/03	7,505,980	03/17/09	Tyndall John F., Moody II William H.	Granted: 11.5 Year Tax Due: 09/17/20

Docket #	Title	Application No	Application Date	Grant No	Grant Date	Inventors	Status
CROSS1580-2	Method for Presenting a Single Logical Media Library Robotics Controller While Actually Operating Multiple Physical Media Library Robotics Controllers in an Aggregated Media Library Environment	10/703,965	11/07/03	7,752,384	07/06/10	Moody II William H., Sims Robert C.	Granted: 7.5 Year Tax Due: 01/06/18
CROSS1580-3	System and Method for Controlling Access to Multiple Physical Media Libraries	12/391,034	02/23/09	7,971,019	06/28/11	Tyndall John F., Moody II William H.	Granted: 7.5 Year Tax Due: 12/28/18
CROSS1580-4	System and Method for Controlling Access to Media Libraries	12/795,497	06/07/10	7,941,597	05/10/11	Moody II William H., Sims Robert C.	Granted: 7.5 Year Tax Due: 11/10/18
CROSS1620	System and Method for Device Management	11/021,932	12/22/04	7,827,261	11/02/10	Hill III Joseph M., Griswold Robert M.	Granted: 7.5 Year Tax Due: 05/02/18
CROSS1620-1	System and Method for Device Management	12/915,977	10/29/10	8,156,215	04/10/12	Hill III Joseph M., Griswold Robert M.	Granted: 7.5 Year Tax Due: 10/10/19
CROSS1630	Interface Device and Method for Command Processing	10/929,220	08/30/04	7,711,871	05/04/10	Haechten John B., Tyndall John F.	Granted: 7.5 Year Tax Due: 05/04/18 w/surcharge
CROSS1630-1	Interface Device and Method for Command Processing	12/771,403	04/30/10	7,899,945	03/01/11	Haechten John B., Tyndall John F.	Granted: 7.5 Year Tax Due: 09/01/18
CROSS1640	Consolidation of Unit Attentions	10/782,136	02/19/04	7,127,572	10/24/06	Whittington Daniel, Tyndall John, Gao LinLin	Granted: 11.5 Year Tax Due: 04/24/18
CROSS1670-1	Method and System for Persistent Reservation Handling in a Multi-Initiator Environment	11/365,399	03/01/06	7,716,406	05/11/10	Tyndall John F.	Granted: 7.5 Year Tax Due: 05/11/18 w/surcharge
CROSS1680	System and Method for Processing Commands	11/004,297	12/03/04	7,500,047	03/03/09	Tyndall John, Gao LinLin	Granted: 11.5 Year Tax Due: 09/03/20
CROSS1710	System and Method for Centralized Partitioned Library Mapping	10/880,360	06/29/04	7,428,613	09/23/08	Justiss Steven A., Gao LinLin, Tyndall John F.	Granted: 11.5 Year Tax Due: 03/23/20
CROSS1720	System and Method for Distributed Partitioned Library Mapping	10/880,162	06/29/04	7,454,565	11/18/08	Justiss Steven A., Gao LinLin, Tyndall John F.	Granted: 11.5 Year Tax Due: 05/18/20
CROSS1720-1	System and Method for Distributed Partitioned Library Mapping	12/237,969	09/25/08	7,752,416	07/06/10	Gao Lin, Justiss Steven A., Gao LinLin, Tyndall John F.	Granted: 7.5 Year Tax Due: 01/06/18
CROSS1720-2	System and Method for Distributed Partitioned Library Mapping	12/762,066	04/16/10	7,975,124	07/05/11	Gao Lin, Justiss Steven A., Gao LinLin, Tyndall John F.	Granted: 7.5 Year Tax Due: 01/05/19
CROSS1760	Method and System for Distributing Management Information Over Power Networks	11/043,327	01/26/05	7,327,223	02/05/08	Schlinger Bryan	Granted: 11.5 Year Tax Due: 08/05/19
CROSS1760-1	Method and System for Distributing Management Information Over Power Networks	11/820,265	06/18/07	7,453,348	11/18/08	Schlinger Bryan	Granted: 11.5 Year Tax Due: 05/18/20
CROSS1770-1	Method and System for Coordinating Interoperability Between Devices of Varying Capabilities in a Network	11/044,525	01/27/05	7,310,696	12/18/07	Haechten John B., Dale Stephen G., Tyndall John F.	Granted: 11.5 Year Tax Due: 06/18/19
CROSS1770-2	Method and System for Coordinating Interoperability Between Devices of Varying Functionality in a Network	11/893,285	08/15/07	7,415,564	08/19/08	Haechten John B., Dale Stephen G., Tyndall John F.	Granted: 11.5 Year Tax Due: 02/19/20

Docket #	Title	Application No	Application Date	Grant No	Grant Date	Inventors	Status
CROSS1770-3	Apparatus for Coordinating Interoperability Between Devices of Varying Capabilities in a Network	11/934,446	11/02/07	7,584,318	09/01/09	Haechten John B., Dale Stephen G., Tyndall John F.	Granted: 11.5 Year Tax Due: 03/01/21
CROSS1790-1	System and Method for Command Tracking	11/021,544	12/22/04	7,711,805	05/04/10	Dale Stephen G.	Granted: 7.5 Year Tax Due: 05/04/18 w/surcharge
CROSS1800	Method and System for Presenting Contiguous Element Addresses for a Partitioned Media Library	11/045,443	01/28/05	7,370,173	05/06/08	Justiss Steven A., Gao LinLin, Kramer Alexander	Granted: 11.5 Year Tax Due: 11/06/19
CROSS1810	System and Method for Handling Status Commands Director to a Partitioned Media Library	11/046,019	01/28/05	7,971,006	06/28/11	Justiss Steven A., Gao LinLin	Granted: 7.5 Year Tax Due: 12/28/18
CROSS1820	System and Method for Mode Select Handling for a Partitioned Media Library	11/046,066	01/28/05	7,451,291	11/11/08	Justiss Steven A., Gao LinLin	Granted: 11.5 Year Tax Due: 05/11/20
CROSS1860-1	System and Method for Providing Service Management in a Distributed Database System	11/153,873	06/15/05	7,984,073	07/19/11	Ewing David B., Walker Richard S., Basiago Jack	Granted: 7.5 Year Tax Due: 01/19/19
CROSS1880	Application-Layer Monitoring of Communication Between One or More Database Clients and One or More Database Servers	10/934,887	09/03/04	7,509,330	03/24/09	Ewing David B., Martindale Rick A.	Granted: 11.5 Year Tax Due: 09/24/20
CROSS1880-1	Application-Layer Monitoring of Communication Between One or More Database Clients and One or More Database Servers	12/359,379	01/26/09	7,895,160	02/22/11	Ewing David B., Martindale Rick A.	Granted: 7.5 Year Tax Due: 08/22/18
CROSS1890	Providing Application-Layer Functionality Between One or More Database Clients and One or More Database Servers	10/933,790	09/03/04	7,529,753	05/05/09	Ewing David B.	Granted: 11.5 Year Tax Due: 11/05/20
CROSS1900	Method and System for Handling Commands Requesting Movement of a Data Storage Medium Between Physical Media Libraries	11/118,167	04/29/05	7,788,413	08/31/10	Justiss Steven A., Kramer Alexander	Granted: 7.5 Year Tax Due: 02/28/18
CROSS1910-1	System and Method for Performing Backup Using Extended Copy Functionality	11/788,650	04/20/07	7,711,913	05/04/10	Moody II William H., Sims Robert C.	Granted: 7.5 Year Tax Due: 05/04/18 w/surcharge
CROSS1920-1	System and Method for Defining and Implementing Policies in a Database System	11/589,333	10/30/06	7,962,513	06/14/11	Boles David A., Young H. Bret, Basiago Jack	Granted: 7.5 Year Tax Due: 12/14/18
CROSS1940	System and Method for Summarizing and Reporting Impact of Database Statements	11/904,605	09/27/07	7,831,621	11/09/10	Banks Kevin R., Kolbly Donovan, Blackmon Matt	Granted: 7.5 Year Tax Due: 05/09/18
CROSS1950	Method and System for Non-Intrusive Monitoring of Library Components	11/801,809	05/11/07	8,832,495	09/09/14	Foster Michael R., Rohner Allen, Tou Patrick S.	Granted: 3.5 Year Tax Due: 03/09/18
CROSS1950-1	Method and System for Non-Intrusive Monitoring of Library Components	14/324,980	07/07/14	8,949,667	02/03/15	Foster Michael R., Rohner Allen, Tou Patrick S.	Granted: 3.5 Year Tax Due: 08/03/18

Docket #	Title	Application No	Application Date	Grant No	Grant Date	Inventors	Status
CROSS1950-2	Method and System for Non-Intrusive Monitoring of Library Components	14/574,077	12/17/14	9,280,410	03/08/16	Foster Michael R., Rohner Allen, Tou Patrick S.	Granted: 3.5 Year Tax Due: 09/08/19
CROSS1950-3	Method and System for Monitoring of Library Components	15/010,954	01/29/16	9,501,348	11/22/16	Foster Michael R., Rohner Allen, Tou Patrick S.	Granted: 3.5 Year Tax Due: 05/22/20
CROSS1950-4	Method and System for Monitoring of Library Components	15/297,907	10/19/16			Foster Michael R., Rohner Allen, Tou Patrick S.	Closed per client instr of 07/12/17
CROSS1960	System and Method for Enabling Encryption	12/025,181	02/04/08	8,250,378	08/21/12	Sims Robert C.	Granted: 7.5 Year Tax Due: 02/21/20
CROSS1980	System and Method for Verifying Paths to a Database	12/051,555	03/19/08	7,908,252	03/15/11	Landt Matthew Eugene, Basiago Jack	Granted: 7.5 Year Tax Due: 09/15/18
CROSS1990	Media Library Monitoring System and Method	12/024,755	02/01/08	7,908,366	03/15/11	Sims Robert C.	Granted: 7.5 Year Tax Due: 09/15/18
CROSS1990-1	Media Library Monitoring System and Method	13/430,429	03/26/12	8,639,807	01/28/14	Sims Robert C.	Granted: 3.5 Year Tax Due: 01/28/18 w/surcharge
CROSS1990-2	Media Library Monitoring System and Method	13/459,720	04/30/12	8,631,127	01/14/14	Sims Robert C.	Granted: 3.5 Year Tax Due: 01/14/18 w/surcharge
CROSS1990-3	Media Library Monitoring System and Method	14/099,591	12/06/13	9,092,138	07/28/15	Sims Robert C.	Granted: 3.5 Year Tax Due: 01/28/19
CROSS2010	System and Method for Archive Verification	12/025,436	02/04/08	8,645,328	02/04/14	Sims Robert C.	Granted: 3.5 Year Tax Due: 02/04/18 w/surcharge
CROSS2010-1	System and Method for Archive Verification	14/144,067	12/30/13			Sims Robert C.	Closed per client instr of 06/07/17
CROSS2020	System and Method of Network Diagnosis	12/025,322	02/04/08	7,974,215	07/05/11	Sims Robert C.	Granted: 7.5 Year Tax Due: 01/05/19
CROSS2020-1	System and Method of Network Diagnosis	13/091,877	04/21/11	8,644,185	02/04/14	Sims Robert C.	Granted: 3.5 Year Tax Due: 02/04/18 w/surcharge
CROSS2020-2	System and Method of Network Diagnosis	14/144,077	12/30/13	9,699,056	07/04/17	Sims Robert C.	Granted: 3.5 Year Tax Due: 01/04/21
CROSS2020-3	System and Method of Network Diagnosis	15/000,888	01/19/16			Sims Robert C.	Closed per client instr of 07/12/17
CROSS2030	Data Files Systems with Hierarchical Ranking for Different Activity Groups	10/387,120	03/11/03	7,185,028	02/27/07	Lechner Ulrich	Granted: 11.5 Year Tax Due: 08/27/18
CROSS2030-1	Data Files Systems with Hierarchical Ranking for Different Activity Groups	11/675,780	02/16/07	7,584,190	09/01/09	Lechner Ulrich	Granted: 11.5 Year Tax Due: 03/01/21
CROSS2030/DE	Data Files Systems with Hierarchical Ranking for Different Activity Groups	102 11 606	03/12/02	102 11 606 B4	06/08/17	Lechner Ulrich	Granted Annuity Due: 03/12/18
CROSS2040	Method for Configuring Centralized Encryption Policies for Devices	12/115,218	05/05/08	8,601,258	12/03/13	Tou Patrick S., DeLine Peter Anthony	Granted: 3.5 Year Tax Due: 12/03/17 w/surcharge
CROSS2050	Determining, Displaying and Using Tape Drive Session Information	12/025,300	02/04/08	9,015,005	04/21/15	Stripling Jeffrey Ricks	Granted: 3.5 Year Tax Due: 10/21/18
CROSS2050-1	Determining, Displaying and Using Tape Drive Session Information	14/640,072	03/06/15			Stripling Jeffrey Ricks	Closed per client instr of 07/12/17

Docket #	Title	Application No	Application Date	Grant No	Grant Date	Inventors	Status
CROSS2060	System and Method for Adjusting to Drive Specific Criteria	12/201,956	08/29/08	8,555,053	10/08/13	Vitalo Michael, Gosha Michael	Granted: 3.5 Year Tax Due: 10/08/17 w/surcharge
CROSS2110-1	System and Method for Eliminating Performance Impact of Information Collection from Media Drives	12/888,954	09/23/10			Bianchi Brian J., Justiss Steven A.	Pending: Resp to Final OA Filed 05/22/17 as an RCE.
CROSS2120	System and Method for Identifying Failing Drives or Media in Media Library	12/692,403	01/22/10	8,650,241	02/11/14	Bianchi Brian J., Sims Robert C., Moody II William H.	Granted: 3.5 Year Tax Due: 02/11/18 w/surcharge
CROSS2120-1	System and Method for Identifying Failing Drives or Media in Media Library	14/143,046	12/30/13	9,058,109	06/16/15	Bianchi Brian J., Sims Robert C., Moody II William H.	Granted: 3.5. Year Tax Due: 12/16/18
CROSS2130-1	System and Method for Archive Verification According to Policies	12/861,609	08/23/10	8,843,787	09/23/14	Stripling Jeffrey Ricks, Foster Michael R.	Granted: 3.5 Year Tax Due: 03/23/18
CROSS2130-2	System and Method for Archive Verification According to Policies	14/464,034	08/20/14	9,081,730	07/14/15	Stripling Jeffrey Ricks, Foster Michael R.	Granted: 3.5 Year Tax Due: 01/14/19
CROSS2130-3	System and Method for Archive Verification According to Policies	14/737,007	06/11/15	9,317,358	04/19/16	Stripling Jeffrey Ricks, Foster Michael R.	Granted: 3.5 Year Tax Due: 10/19/19
CROSS2130-4	System and Method for Archive Verification According to Policies	15/067,004	03/10/16			Stripling Jeffrey Ricks, Foster Michael R.	Pending: Awaiting First OA
CROSS2140	System and Method for Archive Verification Using Multiple Attempts	12/861,612	08/23/10	8,631,281	01/14/14	Stripling Jeffrey Ricks, Sims Robert C.	Granted: 3.5 Year Tax Due: 01/14/18 w/surcharge
CROSS2140-1	System and Method for Archive Verification Using Multiple Attempts	14/092,729	11/27/13	9,442,795	09/13/16	Stripling Jeffrey Ricks, Sims Robert C.	Granted: 3.5 Year Tax Due: 03/13/2020
CROSS2140-2	System and Method for Archive Verification Using Multiple Attempts	15/050,121	02/22/16			Stripling Jeffrey Ricks, Sims Robert C.	Pending: Awaiting First OA
CROSS2150	System and Method for Implementing a Networked File System Utilizing a Media Library	13/109,192	05/17/11	8,527,561	09/03/13	Sims Robert C., Moody II William H.	Granted: 7.5 Year Tax Due: 03/03/21
CROSS2150-1	System and Method for Implementing a Networked File System Utilizing a Media Library	13/950,075	07/24/13			Sims Robert C., Moody II William H.	Pending: Resp to OA filed: 06/02/17
CROSS2160	System, Method and Computer Program Product for Optimization of Tape Performance	13/267,758	10/06/11	8,817,411	08/26/14	Sims Robert C., Moody II William H., Bianchi Brian J.	Granted: 3.5 Year Tax Due: 02/26/18
CROSS2160-1	System, Method and Computer Program Product for Optimization of Tape Performance	14/448,647	07/31/14	9,013,823	04/21/15	Sims Robert C., Moody II William H., Bianchi Brian J.	Granted: 3.5 Year Tax Due: 10/21/18
CROSS2160-2	System, Method and Computer Program Product for Optimization of Tape Performance	14/671,849	03/27/15	9,128,619	09/08/15	Sims Robert C., Moody II William H., Bianchi Brian J.	Granted: 3.5 Year Tax Due: 03/08/19
CROSS2170	System, Method and Computer Program Product for Optimization of Tape Performance Using Distributed File Copies	13/267,763	10/06/11	8,566,517	10/22/13	Sims Robert C., Moody II William H.	Granted: 3.5 Year Tax Due: 10/22/17 w/surcharge

Docket #	Title	Application No	Application Date	Grant No	Grant Date	Inventors	Status
CROSS2170-1	System, Method and Computer Program Product for Optimization of Tape Performance Using Distributed File Copies	14/031,924	09/19/13	8,856,437	10/07/14	Sims Robert C., Moody II William H.	Granted: 3.5 Year Tax Due: 04/07/18
CROSS2180	System, Method and Computer Program Product for Trickling Data to a Host	13/267,665	10/06/11			Sims Robert C., Moody II William H., Bianchi Brian J.	Pending: Resp to OA Due: 10/25/17
CROSS2190	System, Method and Computer Program Product for Retrieving a File After an Error	13/267,743	10/06/11			Bianchi Brian J.	Closed per client instr of 06/07/17
CROSS2200	System, Method and Computer Program Product for a Self-Describing Tape that Maintains Metadata of a Non-Tape File System	13/451,812	04/20/12	8,832,365	09/09/14	Sims Robert C., Moody II William H., Bianchi Brian J., Young Charles, McElroy Gary, Stripling Jeffrey Ricks	Granted: 3.5 Year Tax Due: 03/09/18
CROSS2200-1	System, Method and Computer Program Product for a Self-Describing Tape that Maintains Metadata of a Non-Tape File System	14/444,614	07/28/14	9,323,776	04/26/14	Sims Robert C., Moody II William H., Bianchi Brian J., Young Charles, McElroy Gary, Stripling Jeffrey Ricks	Granted: 3.5 Year Tax Due: 10/26/19
CROSS2210-1	System and Method for Enhancing Data Reliability and Recovering from Media Errors	13/847,965	03/20/13			Moody II William H., Sims Robert C., Bianchi Brian J., DeLine Peter Anthony, Roychowdhury Debasmita, Mosely Patrick E., Matchefts Marco James, Little Christopher Brian, Hubbard Amanda T.	Pending: Resp to OA Filed 05/02/17
CROSS2220	System, Method and Computer Program Product for Host System LTFS Auto-Adaptation	13/531,310	06/22/12	9,141,542	09/22/15	Justiss Steven A., DeLine Peter Anthony, Moody II William H.	Granted: 3.5 Year Tax Due: 03/22/19
CROSS2230	System, Method and Computer Program Product for Controlling File Migration in Archiving Systems	13/532,512	06/25/12	9,031,912	05/12/15	Rogers Austin, Moody II William H., DeLine Peter Anthony	Granted: 3.5 Year Tax Due: 11/12/18
CROSS2230-1	System, Method and Computer Program Product for Controlling File Migration in Archiving Systems	14/687,492	04/15/15			Rogers Austin, Moody II William H., DeLine Peter Anthony	Closed Per Client Instr. 07/26/17
CROSS2240	System, Method and Computer Program Product for Synchronizing Data Written to Tape Including Writing an Index into a Data Partition so that Data can be Recovered in Case of Failure	13/532,518	06/25/12	8,954,663	02/10/15	Sims Robert C., Moody II William H., Klein Andrew Glen	Granted: 3.5 Year Tax Due: 08/10/18
CROSS2240-1	System, Method and Computer Program Product for Synchronizing Data Written to Tape Including Writing an Index into a Data Partition	14/591,136	01/07/15	9,235,347	01/12/16	Sims Robert C., Moody II William H., Klein Andrew Glen	Granted: 3.5 Year Tax Due: 07/12/19
CROSS2240-2	System, Method and Computer Program Product for Synchronizing Data Written to Tape Including Writing an Index into a Data Partition	14/964,942	12/10/15	9,606,740	03/28/17	Sims Robert C., Moody II William H., Klein Andrew Glen	Granted: 3.5 Year Tax Due: 09/28/20

Docket #	Title	Application No	Application Date	Grant No	Grant Date	Inventors	Status
CROSS2250	System, Method and Computer Program Product for Recovering Stub Files	13/485,060	05/31/12	8,977,827	03/10/15	Sims Robert C., Moody II William H., Bianchi Brian J.	Granted: 3.5 Year Tax Due: 09/10/18
CROSS2250-1	System, Method and Computer Program Product for Recovering Stub Files	14/593,657	01/09/15			Sims Robert C., Moody II William H., Bianchi Brian J.	Allowed: Issue Fee Paid 08/01/17
CROSS2250-2	System, Method and Computer Program Product for Recovering Stub Files	15/299,210	10/20/16			Sims Robert C., Moody II William H., Bianchi Brian J.	Pending: Resp to First OA Due: 09/29/17
CROSS2260	System, Method and Computer Program Product for Partially Synchronous and Partially Asynchronous Mounts/Unmounts in a Media Library	13/614,857	09/13/12	8,762,330	06/24/14	Kick Damien	Granted: 3.5 Year Tax Due: 12/24/17
CROSS2260-1	System, Method and Computer Program Product for Partially Synchronous and Partially Asynchronous Mounts/Unmounts in a Media Library	14/271,130	05/06/14	9,087,073	07/21/15	Kick Damien	Granted: 3.5 Year Tax Due: 01/21/19
CROSS2260-2	System, Method and Computer Program Product for Partially Synchronous and Partially Asynchronous Mounts/Unmounts in a Media Library	14/741,220	06/16/15			Kick Damien	Pending Resp to Final OA Due: 08/15/17
CROSS2270	System and Method for Using a Memory Buffer to Stream Data from a Tape to Multiple Clients	13/459,531	04/30/12	9,563,365	02/07/17	Lenox Michael Eric	Granted: 3.5 Year Tax Due: 08/07/20
CROSS2270-1	System and Method for Using a Memory Buffer to Stream Data from a Tape to Multiple Clients	15/386,258	12/21/16			Lenox Michael Eric	Pending: Awaiting First OA
CROSS2280	System, Method and Computer Program Product for Tamper Protection in a Data Storage System	13/480,781	05/25/12	8,756,687	06/17/14	Klein Andrew Glen, DeLine Peter Anthony, Moody II William H.	Granted: 3.5 Year Tax Due: 06/17/18 w/surcharge
CROSS2280-1	System, Method and Computer Program Product for Tamper Protection in a Data Storage System	14/271,207	05/06/14	9,170,745	10/27/15	Klein Andrew Glen, DeLine Peter Anthony, Moody II William H.	Granted: 3.5 Year Tax Due: 04/27/19
CROSS2280-2	System, Method and Computer Program Product for Tamper Protection in a Data Storage System	14/861,879	09/22/15			Klein Andrew Glen, DeLine Peter Anthony, Moody II William H.	Pending: Awaiting First OA

EXHIBIT A

Form of Loan Documents

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) dated as of [_________], 2017, is executed by and between 210/CRDS INVESTMENT, LLC, a Texas limited liability company (“Lender”), and CROSSROADS SYSTEMS, INC., a Delaware corporation (“Borrower”).

In consideration of the Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrower agree as follows:

1.             DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

A.           “Acquisition” means any transaction, or series of related transactions, consummated on or after the date hereof, by which Borrower or any of its Subsidiaries directly or indirectly (a) acquires all or a portion of the assets of any entity, whether through a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination transaction with one or more businesses; provided, however, that any such stock purchase shall involve the purchase of at least a majority (in number of votes) of the stock of such entity, or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the equity securities (or other similar ownership interests) of any entity.

B.           “Benefit Plan” has the meaning set forth in Section 4.M.

C.           “Business Day” means any day other than a Saturday, Sunday, or day on which national banks are authorized to be closed under the laws of the State of Texas.

D.           “Chapter 11 Case” has the meaning set forth in the Securities Purchase Agreement.

E.           “Code” means the Internal Revenue Code of 1986, as amended, and the regulations, rules, and other authoritative guidance issued thereunder.

F.           “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

G.           “Default” means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become an Event of Default.

H.           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the regulations rules, and other authoritative guidance issued thereunder.

I.           “Event of Default” has the meaning set forth in Section 7.

J.           “GAAP” means those generally accepted accounting principles and practices, applied on a consistent basis, which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board and the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

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K.          “Hazardous Materials” means all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

L.           “Loan Documents” means this Agreement and any and all promissory notes executed by Borrower in favor of Lender and all other documents, instruments, security agreements, pledge agreements, guarantees, certificates and other agreements executed and/or delivered by Borrower, any guarantor or third party in connection with the Loans (including, for the avoidance of doubt, the Securities Purchase Agreement).

M.           “Material Adverse Effect” means: (a) a material adverse effect upon the operations, performance, business, properties, prospects, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries taken as a whole; (b) an impairment of the ability of Borrower to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any provision of any Loan Document.

N.           “Permitted Acquisition” means an Acquisition with respect to which each of the following conditions has been satisfied:

(i)          as of the closing date of such Acquisition, such Acquisition has been approved and recommended by the board of directors or other applicable governing body of the Target and the entity from which the Target is to be acquired;

(ii)         as of the closing date of such Acquisition, after giving effect to such Acquisition, no Default or Event of Default shall exist or occur as a result of such Acquisition;

(iii)        at least thirty (30) days prior to the closing date of such Acquisition, Borrower shall have provided Lender with notice of such proposed Acquisition together with an executed term sheet and/or letter of intent (setting forth in reasonable detail the terms and conditions of such Acquisition);

(iv)        Lender shall have received and be reasonably satisfied with (A) such information and documents that Lender may request with respect to such Acquisition including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated, any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (B) current financial statements and historical operating information on the Target, (C) a pro-forma balance sheet of Borrower and its Subsidiaries after giving effect to the Acquisition, and (D) copies of the results of Borrower’s due diligence with respect to the Target;

(v)         Lender has approved such Acquisition in its sole discretion; and

(vi)        all conditions to the Acquisition have been satisfied and the agreement relating to the Acquisition is still in full force and effect.

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O.           “Securities Purchase Agreement” means that certain Securities Purchase Agreement by and between Lender and Borrower dated as of [_________], 2017.

P.           “Subsidiary” means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Borrower.

Q.           “Target” means a company to be acquired or whose assets are being acquired.

2.             LOANS. Lender hereby agrees to make one or more loans (each, a “Loan”, and collectively. the “Loans”) between the date hereof and [_________], 2022 to Borrower; provided that the aggregate principal amount of all Loans at any time outstanding shall not exceed $10,000,000 (plus the amount of PIK Interest (as defined in the Note defined below) added to the Note as principal from time to time in accordance with the terms of the Note). Borrower shall request a Loan by submitting to Lender an irrevocable notice in form and substance satisfactory to Lender. Each such notice must be received by Lender no later than 10:00 a.m. (Dallas, Texas time) at least ten (10) days prior to the date on which such notice requests the Loan to be made (the “Loan Date”). Lender shall, subject to satisfaction of all conditions set forth herein, make proceeds of such requested Loan available to Borrower no later than 2:00 p.m. (Dallas, Texas time) on the Loan Date. The obligation to repay the Loans is evidenced by that certain Promissory Note dated as of the date hereof, executed by Borrower and payable to the order of Lender in the original principal amount of $10,000,000 (together with all renewals, extensions or rearrangements thereof, the “Note”). All terms governing the repayment, interest rate and maturity date of the Loans shall be as set forth in the Note.

3.             CONDITIONS PRECEDENT.

A.           The effectiveness of this Agreement is subject to the conditions precedent that Lender shall have received the following items in form and substance acceptable to Lender in its sole discretion:

(i)          an executed copy of this Agreement;

(ii)         an executed copy of the Note;

(iii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of an officer of Borrower as Lender may reasonably require evidencing the identity, authority and capacity of each officer thereof authorized to act as an officer in connection with this Agreement and the other Loan Documents;

(iv)        such documents and certifications as Lender may reasonably require to evidence that Borrower is duly organized or formed, and that Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

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(v)         a certificate signed by an officer of Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by Borrower and the validity against Borrower of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; and

(vi)        evidence that Borrower is in compliance with the insurance requirements of Section 5.B.

B.           The obligation of Lender to make the initial Loan hereunder is subject to the conditions precedent that, as of the date of such initial Loan, Lender shall have received the following items in form and substance acceptable to Lender in its sole discretion:

(i)          a security agreement executed by Borrower and its Subsidiaries in favor of Lender (the “Security Agreement”) covering all personal property assets of Borrower and its Subsidiaries;

(ii)         an intellectual property security agreement, subject to the restrictions in the Borrower’s agreements with KIP CR P1, LP, executed by Borrower and its Subsidiaries in favor of Lender;

(iii)        lien searches in the name of Borrower and its Subsidiaries in the applicable jurisdictions of incorporation and each state or jurisdiction where Borrower or any of its Subsidiaries maintains an office or has real property, showing no financing statements, tax liens, judgment liens or other lien instruments of record except for liens being released on the date hereof;

(iv)        searches in the name of Borrower and its Subsidiaries with the United States Patent and Trademark Office and the United States Copyright Office;

(v)         UCC-1 financing statement(s) in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that Lender may deem necessary or desirable in order to perfect the liens created under the Security Agreement, covering the collateral described in the Security Agreement; and

(vi)        if requested by Lender, a landlord lien waiver executed by each landlord, in form and substance reasonably acceptable to Lender, for all real property leased by Borrower or any of its Subsidiaries.

C.           The obligation of Lender to make each Loan hereunder (including the initial Loan) is subject to the additional conditions precedent that:

(i)          the representations and warranties of Borrower and its Subsidiaries contained in Section 4 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Loan;

(ii)         the covenants of Borrower and its Subsidiaries contained in any Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Loan;

(iii)        no Default or Event of Default shall exist, or would result from such Loan or from the application of the proceeds thereof;

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(iv)        Lender shall have determined in its sole discretion that the Loan will be treated as debt and not as equity for federal income tax purposes;

(v)         Borrower has not had an “ownership change” (as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”)) to which Section 382(a) of the Tax Code applies;

(vi)        no event or circumstance that could have a Material Adverse Effect has occurred since the date of this Agreement; and

(vii)       the sum of the outstanding principal amount of all Loans (excluding PIK Interest added to the Note as principal from time to time in accordance with the terms of the Note) shall not exceed $10,000,000 after giving effect to such Loan.

4.             REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender as follows:

A.           Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business, including the State of Texas.

B.           Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

C.           No Event of Default. No Default or Event of Default exists.

D.           Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

E.           Litigation. Except as described in the Borrower’s publicly filed documents, there is no proceeding involving Borrower, pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, other than the Chapter 11 Case.

F.           No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting Borrower’s property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

G.           Ownership of Assets. Borrower, directly or indirectly through its limited partnership interest in KIP CR P1, LP, has good title to its assets, and its assets are free and clear of liens, except Permitted Liens (defined below).

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H.           Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and Borrower has filed all tax returns which it is required to file.

I.           Material Adverse Change. The financial statements of Borrower delivered to Lender have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower’s financial condition, including all material contingent liabilities as of the date or dates thereof, and there has been no material adverse change in the financial condition or operations of Borrower since April 30, 2017. All factual information furnished by Borrower to Lender in connection with this Agreement and any other Loan Document executed in connection with this Agreement was accurate and complete on the date on which such information was delivered to Lender and was not incomplete by the omission of any material fact necessary to make such information not misleading.

J.           Place of Business. Borrower’s place of business (or, if Borrower has more than one place of business, its chief executive office) is located at the address listed in Section 9.

K.          Environmental. The conduct of Borrower’s business operations and the condition of Borrower’s property does not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

L.           Anti-Corruption Laws. Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. Neither Borrower nor any director, officer, agent, employee or other person acting on behalf of Borrower is: (a) a person or entity that appears on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); or (b) a person, country or entity with whom a U.S. person (as defined by the laws and regulations administered by OFAC, 31 C.F.R. Parts 500-598 (the “OFAC Regulations”)) or a person subject to the jurisdiction of the United States (as defined by the OFAC Regulations) is otherwise prohibited from dealing under the OFAC Regulations (a “Sanctions Target”). Borrower is not, directly or indirectly, owned or controlled by, or under common control with, or, to the knowledge of Borrower, acting for the benefit of or on behalf of, any Sanctions Target. Borrower has not exported or re-exported any goods, commodities, technology or software in any manner that violates any applicable national or international export control statute, executive order, regulation, rule or sanction, including the OFAC Regulations, the United States Export Administration Regulations, 15 C.F.R. Parts 730-774, the International Traffic in Arms Regulations, 22 C.F.R. Part 120 et seq., the Export Administration Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act, the Trade Sanctions Reform and Export Enhancement Act of 2000 (TSRA), or any OFAC Sanctions Program.

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M.           Benefit Plans. Each employee benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or unqualified, written or unwritten) that is sponsored, established, maintained, or contributed to or required to be contributed to by Borrower or for which Borrower has any liability, contingent or otherwise (each, a “Benefit Plan”), complies in all material respects, in both form and operation, with all applicable requirements of ERISA, the Code, and any other applicable state or federal laws, and with the terms and provisions of the applicable plan document and all other related documents, policies, and funding arrangements, and Borrower has performed, in all material respects, each of its obligations under each Benefit Plan. Borrower has at no time prior to the date hereof sponsored, contributed to, or had an obligation to contribute to any plan subject to Title IV of ERISA or Section 412 of the Code, with respect to which Borrower would have any liability or that could result in a lien attaching to any of Borrower’s assets. There are no pending, threatened, or potential claims under, related to, or arising out of any Benefit Plan by or on behalf of any person (other than ordinary claims for benefits submitted by participants or beneficiaries) or any governmental authority, and Borrower has no obligation under any Benefit Plan with respect to which Lender would have any liability or that could result in a lien attaching to any of Borrower’s assets.

N.           Margin Regulations; Investment Company Act. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States of America), or extending credit for the purpose of purchasing or carrying margin stock. None of Borrower, any person or entity controlling Borrower, or any Subsidiary of Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

O.           Subsidiaries. As of the date hereof, Borrower has no Subsidiaries other than those disclosed in the Borrower’s publicly filed documents.

P.           Solvency. At the time that each Loan is made hereunder and on the date of each Permitted Acquisition, Borrower and each of its Subsidiaries is (and after giving effect to the transactions contemplated by the Loan Documents, any Permitted Acquisition, and any incurrence of additional indebtedness, will be) solvent.

Q.           Purpose. The proceeds of each Loan will be used solely to finance a Permitted Acquisition.

5.             AFFIRMATIVE COVENANTS. So long as Lender has any obligation to make Loans hereunder and until full payment and performance of all obligations of Borrower under the Loan Documents:

A.           Financial Statements and Other Information. Borrower will, and will cause each of its Subsidiaries to, maintain a system of accounting satisfactory to Lender and in accordance with GAAP applied on a consistent basis throughout the period involved; permit Lender’s officers or authorized representatives to visit and inspect the properties of each Lender and examine, audit and make copies of Lender’s books of account and other records at such reasonable times and as often as Lender may desire; and pay the reasonable fees and disbursements of any accountants or other agents of Lender selected by Lender for the foregoing purposes. Unless written notice of another location is given to Lender, Borrower’s books and records will be located at Borrower’s office, located at WeWork c/o Crossroads System, Inc., 11801 Domain Blvd, 3rd Floor, Austin, Texas 78758. If any of Borrower’s properties, books or records are in the possession of a third party, Borrower authorizes that third party to permit Lender or its representatives to have access to perform inspections or audits and to respond to Lender’s requests for information concerning such properties, books and records. All financial statements called for below will be prepared in form and content acceptable to Lender.

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In addition, Borrower will provide to Lender the following:

(i)          Within ninety (90) days following Borrower’s fiscal year end, Borrower’s annual consolidated financial statements, certified and dated by an authorized financial officer of Borrower. These financial statements must be audited (with an opinion reasonably satisfactory to Lender) by a Certified Public Accountant reasonably acceptable to Lender.

(ii)         Within thirty (30) days following each calendar month’s end (including the last calendar month in each fiscal year of Borrower), Borrower’s monthly consolidated and consolidating financial statements, certified and dated by an authorized financial officer of Borrower. For the avoidance of doubt, these financial statements are not required to be audited or reviewed by a Certified Public Accountant.

(iii)        Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower’s auditor.

(iv)        Copies of Borrower’s federal income tax return, within fifteen (15) days following filing, and, if requested by Lender, copies of any extensions of the filing date.

(v)         Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K, Form 10-Q, and Form 8-K, if any, filed by or on behalf of Borrower with the Securities and Exchange Commission (“SEC”) (provided that, to the extent these documents are publicly available on the SEC’s EDGAR site, they shall be deemed delivered to Lender in compliance with this Section).

(vi)        Within the period(s) provided in (i) and (ii) above, a compliance certificate of Borrower, in the form attached hereto as Exhibit A, signed by an authorized financial officer of Borrower setting forth whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Default or Event of Default and, if a Default or an Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(vii)       Promptly upon request, such additional information, reports and statements respecting the business operations and financial condition of Borrower from time to time as Lender may reasonably request.

B.           Insurance. Borrower will, and will cause each of its Subsidiaries to, maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers’ compensation insurance and liability insurance, all to be with such companies and in such amounts as are reasonably satisfactory to Lender.

C.           Existence and Compliance. Borrower will, and will cause each of its Subsidiaries to, maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

8	Loan Agreement

D.           Costs, Expenses and Attorneys’ Fees. Borrower will pay to Lender immediately upon demand after Lender makes the initial Loan hereunder the full amount of all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other reasonable costs and attorneys’ fees incurred by Lender for which Borrower is obligated to reimburse Lender in accordance with the terms of the Loan Documents.

E.           Taxes and Other Obligations. Borrower will, and will cause each of its Subsidiaries to, pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner and for which reserves in accordance with GAAP have been established.

F.           Maintenance. Borrower will, and will cause each of its Subsidiaries to, maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

G.           Environmental Matters. Borrower will, and will cause each of its Subsidiaries to, immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower’s or any of its Subsidiaries’ business operations; and (ii) all claims made or threatened by any third party against Borrower or any of its Subsidiaries relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower will immediately notify Lender of any remedial action taken by any Lender with respect to Borrower’s and its Subsidiaries’ business operations. Borrower agrees to permit Lender, its agents, contractors and employees to enter and inspect any of Borrower’s and its Subsidiaries’ places of business or any other property of Borrower and its Subsidiaries at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower and its Subsidiaries are complying with this covenant and Borrower will reimburse Lender on demand for the costs of any such environmental investigation and audit. Borrower will provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower’s and its Subsidiaries’ business operations within five (5) days of the request therefore.

H.           Anti-Corruption Laws. Borrower will, and will cause each of its Subsidiaries to, conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

I.           Benefit Plans. Borrower will, and will cause each of its Subsidiaries and affiliates to, perform, in all material respects, its obligations under each Benefit Plan and to operate, administer, and maintain each Benefit Plan in compliance (both in form and operation) with all applicable requirements of ERISA, the Code, and any other applicable state or federal law, and with the terms and provisions of the applicable plan document and any other related documents, policies, and funding arrangements.

9	Loan Agreement

J.           Subsidiaries. Borrower will, concurrently upon the formation or acquisition by any Subsidiary after the date hereof (an “After-Acquired Subsidiary”), cause such After-Acquired Subsidiary: (i) to execute a guaranty in favor of Lender; and (ii) to execute such Loan Documents as shall be required by Lender to create first priority liens (subject to Permitted Liens) in favor of Lender in such After-Acquired Subsidiary’s assets.

K.          Use of Proceeds. Borrower will use the proceeds of each Loan solely to finance a Permitted Acquisition and to pay the costs and expenses described in Section 5.D above.

L.           Further Assurances. Borrower will, and will cause each its Subsidiaries to, make, execute, and deliver or file or cause the same to be done, all such notices, additional agreements, mortgages, assignments, financing statements, or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents.

6.             NEGATIVE COVENANTS. So long as Lender has any obligation to make Loans hereunder and until full payment and performance of all obligations of Borrower under the Loan Documents:

A.           Disposal of Assets Outside Ordinary Course of Business. Borrower will not, and will not permit any of its Subsidiaries to, sell, assign, lease, transfer or otherwise dispose of any material part of its business or assets, except in the ordinary course of business.

B.           Liens. Borrower will not, and will not permit any of its Subsidiaries to, grant, suffer or permit any new contractual or non-contractual lien on or security interest in its assets, except for Permitted Liens. For purposes hereof, “Permitted Liens” means (i) liens in favor of Lender to secure the Loans, (ii) pledges or deposits made to secure payment of worker’s compensation (or to participate in any fund in connection with worker’s compensation), unemployment insurance, pensions, or social security programs, (iii) liens imposed by mandatory provisions of law such as for materialmen’s, mechanic’s, warehousemen’s, and other like liens arising in the ordinary course of Borrower’s business, securing indebtedness whose payment is not yet due, (iv) liens for taxes imposed upon a person or upon such person’s income, profits, or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves are maintained in accordance with GAAP, (v) good faith deposits in connection with leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure (or in lieu of) surety, stay, appeal, or customs bonds and deposits to secure the payment of taxes, assessments, customs, duties, or other similar charges, (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such encumbrances do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use, and (vii) liens securing indebtedness permitted pursuant to Section 6.C below approved in writing by Lender in its sole discretion.

C.           Borrowings. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, swap or derivative obligations, lease payments, as surety or guarantor for the debt for another, or otherwise) other than (i) indebtedness to Lender, (ii) normal trade debts incurred in the ordinary course of Borrower’s and its Subsidiaries’ business and (iii) other indebtedness incurred to finance a Permitted Acquisition and approved in writing by Lender in its sole discretion.

10	Loan Agreement

D.           Character of Business. Borrower will not, and will not permit any of its Subsidiaries to, change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted, except for such changes or engagements resulting directly from a Permitted Acquisition.

E.           Change of Management. Borrower will not, and will not permit any of its Subsidiaries to, make any substantial change in its present executive or management personnel.

F.           Suspend Business. Borrower will not, and will not permit any of its Subsidiaries to, voluntarily liquidate, dissolve or suspend its business.

G.           Negative Pledge Agreements. Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding (i) this Agreement, (ii) any other Loan Document, (iii) the Securities Purchase Agreement, and (iv) any other agreement evidencing indebtedness permitted hereunder and approved in writing by Lender in its sole discretion) prohibiting the creation or assumption of any lien upon any of its property, revenues, or assets, whether now owned or hereafter acquired, or the ability of any Subsidiary of Borrower to make any payments, directly or indirectly, to Borrower by way of dividends, advances, repayments of loans, repayments of expenses, accruals, or otherwise.

H.           Restricted Payments. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly declare or make, or incur any liability to make, any dividend, distribution or redemption in respect of its equity interests; provided, however, that Subsidiaries of Borrower may make distributions to Borrower.

I.           Certain Transactions. Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction with, or pay any management fees to, any affiliate; provided, however, that Borrower and its Subsidiaries may enter into transactions with affiliates upon terms not less favorable to Borrower than would be obtainable at the time in comparable, arm’s length transactions with persons other than affiliates.

J.           Fundamental Changes. Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or acquire by purchase, lease, or otherwise all or substantially all of the assets or stock of any person (other than pursuant to a Permitted Acquisition), or sell, transfer, lease, or otherwise dispose of all or any substantial part of its property or assets or business.

K.          Investments. Borrower will not, and will not permit any of its Subsidiaries to, make or have outstanding any investments in any person, except for (i) Subsidiaries formed or acquired pursuant to a Permitted Acquisition and (ii) “cash equivalent” investments as Lender may from time to time approve in writing.

L.           Benefit Plans. Borrower will not, and will not permit any of its Subsidiaries or affiliates to, create or incur any liability under any employee benefit plan or other plan maintained by Borrower or any Subsidiary or affiliate that would be subject to Title IV of ERISA or the minimum funding standards under the Code.

M.           Anti-Corruption Laws. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly use the proceeds of the Loans for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

11	Loan Agreement

N.           Environmental. Borrower will not, and will not permit any of its Subsidiaries to, use or permit any other party to use any Hazardous Materials at any of Borrower’s or any of its Subsidiaries’ places of business or at any other property owned by Borrower or any of its Subsidiaries except such materials as are incidental to Borrower’s and its Subsidiaries’ normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws.

7.             DEFAULT. Any of the following shall constitute an Event of Default (each, an “Event of Default”):

A.           Non-Payment. Borrower fails to pay, when due, any principal, interest or other amount payable hereunder or under any other Loan Document; or

B.            Covenants. Borrower fails to perform or observe any term, covenant or agreement contained herein or any other Loan Document; or

C.           Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

D.           Cross-Default. Borrower or any Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any indebtedness or guarantee (other than indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000, or (ii) fails to observe or perform any other agreement or condition relating to any such indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness or the beneficiary or beneficiaries of such guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or

E.           Insolvency Proceedings, Etc. Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such person or to all or any material part of its property is instituted without the consent of such person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding, other than in connection with the Chapter 11 Case; or

12	Loan Agreement

F.           Inability to Pay Debts; Attachment. (i) Borrower or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

G.           Judgments. There is entered against Borrower or any of its Subsidiaries (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $10,000, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

H.           Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all obligations of Borrower under the Loan Documents, ceases to be in full force and effect; or any person contests in any manner the validity or enforceability of any provision of any Loan Document; or Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

I.           Change of Control. The occurrence of any event or series of events by which:

(i)          other than by Lender and its affiliates, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of twenty percent (20%) or more of the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(ii)         Borrower merges into or consolidates with any other person, or any person merges into or consolidates with Borrower and, after giving effect to such transaction, the stockholders of Borrower immediately prior to such transaction own less than 80% of the aggregate voting power of Borrower or the successor entity of such transaction;

(iii)        Borrower sells or transfers all or substantially all of its assets to another person and the stockholders of Borrower immediately prior to such transaction own less than 80% of the aggregate voting power of the acquiring entity immediately after the transaction;

13	Loan Agreement

(iv)        during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first (1st) day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(v)         the passage of thirty (30) days from the date upon which any person or two or more persons acting in concert (other than Lender and its affiliates) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing twenty percent (20%) or more of the combined voting power of such securities; or

(vi)        the execution by Borrower of an agreement to which Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (v) above; or

J.           Material Adverse Effect. There occurs any event or circumstance that could reasonably be expected to have a Material Adverse Effect.

8.             REMEDIES UPON DEFAULT. If an Event of Default shall occur, Lender shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity, including but not limited to, the right to declare Borrower in default and require Borrower to repay Borrower’s entire debt immediately and without prior notice. Upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States of America, other than in connection with the Chapter 11 Case, the unpaid principal amount of the Loans and all interest and other amounts shall automatically become due and payable without further act of Lender.

9.             NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

Borrower:

WeWork c/o Crossroads Systems, Inc.

11801 Domain Blvd., 3rd Floor
Austin, Texas 78758

Lender:

210/CRDS Investment, LLC

8214 Westchester Drive, Suite 950

Dallas, Texas 75225

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

14	Loan Agreement

A.           If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

B.           If sent by any other means, upon delivery.

10.           MISCELLANEOUS. Borrower and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:

A.           Cumulative Rights and No Waiver. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest, notice of demand, notice of protest, notice of nonpayment, notice of dishonor or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

B.           Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Texas and applicable United States federal law.

C.           Amendment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrower, their successors and assigns, and inures to the benefit of Lender its successors and assigns; however, no assignment or other transfer of Borrower’s rights or obligations hereunder shall be made or be effective without Lender’s prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

D.           Documents. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel.

E.           Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15	Loan Agreement

F.           Indemnification. Borrower shall indemnify, defend and hold Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys’ fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including, but not limited to, actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower’s business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower’s business operations, or gaseous emissions arising from Borrower’s business operations or any other condition existing or arising from Borrower’s business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false and in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of Lender or its successors and assigns. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of Borrower, regardless of whether Borrower has paid the employee under the workers’ compensation laws of any state or other similar federal or state legislation for the protection of employees. The term “property damage” as used in this paragraph includes, but is not limited to, damage to any real or personal property of Borrower, Lender, and of any third parties. Borrower’s obligations under this paragraph shall survive the repayment of the Loans and any deed in lieu of foreclosure or foreclosure of any deed to secure debt, deed of trust, security agreement or mortgage securing the Loans.

G.           Participations. Lender shall have the right to enter into participation agreements with other lenders with respect to the Loan Documents and grant participations in the loan documents. Each actual or proposed participant shall be entitled to receive all information received by Lender regarding the creditworthiness of Borrower.

H.           Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loans and shall continue in full force and effect so long as any Loan is outstanding.

I.           Waiver of Jury Trial. The parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of the resolution of any controversies or claims between Borrower and Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement. This provision is a material inducement for the parties entering into this Agreement.

J.           Submission to Jurisdiction. BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

16	Loan Agreement

K.          CONTROLLING DOCUMENT. To the extent that this Agreement conflicts with or is in any way incompatible with any other Loan Document, the Note shall control over any other document, and if the Note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

L.           NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page(s) Follow]

17	Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

LENDER:

210/CRDS INVESTMENT, LLC

By:	210 Capital, LLC,
a Delaware limited liability company,
the sole member

By:
Robert H. Alpert
Manager

By:
C. Clark Webb
Manager

BORROWER:

CROSSROADS SYSTEMS, INC.

By:
Name:	[_____]
Title:	[_____]

Signature Page to Loan Agreement

Exhibit A

Form of Compliance Certificate

[DATE]

Financial Statement Date: ________, ____

To:	210/CRDS Investment, LLC, as Lender

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, dated as of [_______], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), executed by and between 210/CRDS Investment, LLC, a Texas limited liability company (“Lender”), and Crossroads Systems, Inc., a Delaware corporation (“Borrower”).

The undersigned financial officer of Borrower hereby certifies as of the date hereof that he/she is the ___________________________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to Lender on behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.          Borrower has delivered the year-end audited financial statements required by Section 5.A(i) of the Agreement for the fiscal year of Borrower ended as of the above financial statement date, together with the report and opinion of an independent certified public accountant reasonably acceptable to Lender required by such section.

[Use following paragraph 1 for calendar month-end financial statements]

1.          Borrower has delivered the unaudited financial statements required by Section 5.A(ii) of the Agreement for the calendar month ended as of the above financial statement date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[select one:]

2.          [As of the date of the financial statements no Default or Event of Default existed under the Agreement and as of the date hereof no Default or Event of Default under the Agreement exists.]

—or—

2.          [As of the date of the date hereof the following Defaults or Events of Default exist and for each such Default or Event of Default, Borrower is taking and proposes to take the following actions:

Default or Event of Default	Remedial Action
[_____]	[_____]

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

BORROWER:

CROSSROADS SYSTEMS, INC.

By:
Name:
Title:

Promissory Note

Date: [__________], 2017
Amount $10,000,000

Lender: 210/CRDS Investment, LLC 8214 Westchester Drive, Suite 950 Dallas, Texas 75225	Borrower: Crossroads Systems, Inc. 11000 North Mopac Expressway, Suite 150 Austin, Texas 78759

FOR VALUE RECEIVED, the undersigned Borrower unconditionally promises to pay to the order of Lender, its successors and assigns, without setoff, at its offices indicated at the beginning of this Promissory Note (this “Note”), or at such other place as may be designated by Lender, the lesser of (i) Ten Million Dollars ($10,000,000) plus any PIK Interest (defined below), or (ii) the unpaid amount of Loans as may be advanced hereunder from time to time, in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder (including PIK Interest added to this Note as principal from time to time in accordance with the terms of this Note), at an annual interest rate, and in accordance with the payment schedule, indicated below.

This Note is executed in connection with that certain Loan Agreement dated the date hereof, by and between Borrower and Lender (as modified, amended, renewed, extended or restated from time to time, the “Loan Agreement”). Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Loan Agreement.

1.             Rate. Subject to Section 8 below, the interest rate is a rate per annum equal to ten percent (10%) if paid in cash and equal to twelve (12%) if paid in kind in accordance with Section 2. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate (as defined in Section 10 below), in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Lender are conclusive and binding absent manifest error.

2.             Payment Schedule. The principal of and interest on each Loan shall be due and payable as follows:

(a)          Interest shall be due and payable quarterly in arrears, commencing on the last Business Day of the calendar quarter following the making of such Loan, and thereafter, on last Business Day of each succeeding calendar quarter during the term of such Loan (each such date being an “Interest Accrual Date”) and on the date that is five (5) years after the making of such Loan (each, an “Advance Maturity Date”); and

(b)          The entire unpaid principal balance of each Loan, and all accrued unpaid interest on such Loan shall be due and payable in full on the applicable Advance Maturity Date;

provided, however, that, on any Interest Accrual Date, Borrower may elect, in its discretion, that the amount of interest on this Note due on such Interest Accrual Date (“PIK Interest”) be paid by an automatic advance under this Note on such Interest Accrual Date in an amount equal to the amount of such PIK Interest. PIK Interest shall be added to and become a part of the unpaid principal balance of this Note and shall bear interest as provided for herein. “Business Day” means any day other than a Saturday, Sunday, or day on which national banks are authorized to be closed under the laws of the State of Texas.

3.          Revolving Feature. Subject to the terms and conditions set forth in the Loan Agreement, Borrower may borrow, repay and reborrow hereunder. Lender shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Lender’s records of the amounts borrowed from time to time hereunder shall be conclusive proof thereof.

4.          Payments. All payments on the Note shall be made to Lender at its principal office at 8214 Westchester Drive, Suite 950, Dallas, Texas 75225 in federal or other immediately available funds. Payments shall be applied first to accrued interest and then to unpaid principal. If any payment is scheduled to become due and payable on a day which is not a Business Day, then such payment shall instead become due and payable on the immediately following Business Day and interest on the principal portion of such payment shall be payable at the then applicable rate during such extension.

5.          Waivers, Consents and Covenants. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other Loan Document; (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender’s rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Lender’s rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorneys’ fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

6.          Prepayments. Borrower may make prepayments of principal in whole or in part at any time without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

7.          Events of Default. Any Event of Default under and as defined in the Loan Agreement shall be a default hereunder.

8.          Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal shall be increased at Lender’s discretion up to the Maximum Rate, or if none, eighteen percent (18%) per annum (the “Default Rate”). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Obligors a right to cure any default. At Lender’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

9.          Non-Waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender’s rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

10.         Limitation. Notwithstanding any provision of this Note or any other agreement or commitment between Borrower and Lender, whether written or oral, express or implied, Lender shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited so that Lender shall be paid, as interest a sum greater than interest at the Maximum Rate. It is the intention of the parties that the Note, and all instruments securing the payment of the Note or executed or delivered in connection therewith, shall comply with applicable law. If Lender ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of the Note, prepayment of the Note, delay in advancing proceeds of the Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of the Note or any other indebtedness owed to Lender by Borrower, and if the Note and such other indebtedness are paid in full, any remaining excess shall be paid to Borrower. In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of the Note until its payment in full. The term “Maximum Rate” as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended, (the “Act”) is relevant to Lender for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the “weekly ceiling” from time to time in effect, as referred to and defined in § 303.001-303.016 of the Act; subject, however, to any right Lender subsequently may have under applicable law to change the method of determining the Maximum Rate.

11.         Applicable Law, Venue and Jurisdiction. Borrower agrees that this Note shall be deemed to have been made in the State of Texas at LENDER’s address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in dallas, dallas county, texas. In any litigation in connection with or to enforce this Note or any ENDORSEMENT or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas. Nothing contained herein shall, however, prevent LENDER from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

12.         Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

13.         Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Lender.

14.         NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE and the other loan documents REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally blank. Signature page follows.]

Borrower:

CROSSROADS SYSTEMS, Inc.

By:
	Name:	[_____]
	Title:	[_____]

Signature Page to Promissory Note

Lender:

210/CRDS Investment, LLC

By:	210 Capital, LLC,
a Delaware limited liability company,
the sole member

By:
Robert H. Alpert
Manager

By:
C. Clark Webb
Manager

Signature Page to Promissory Note

EXHIBIT B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [__________], 2017 among Crossroads Systems, Inc., a Delaware corporation (the “Company”), and the persons identified on Schedule A hereto (collectively, the “Investors” and, each individually, an “Investor”).

WHEREAS, the Company and the Investors are parties to a Securities Purchase Agreement, dated as of [__________], 2017 (the “Purchase Agreement”), pursuant to which the Investors are purchasing 1,427,314 shares of Common Stock, par value $0.001 per share, of the Company; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.          Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Alternative Public Offering Entities” has the meaning set forth in Section 11.

“Board” means the board of directors (or any successor governing body) of the Company.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 5(q).

“Demand Registration” has the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Inspectors” has the meaning set forth in Section 5(h).

“Investors” has the meaning set forth in the preamble.

“Long-Form Registration” has the meaning set forth in Section 2(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A or Rule 430B under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, including any Shelf Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

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“Public Offering” means the first offering of the Common Stock after the date hereof pursuant to an effective Registration Statement on Form S-1 filed under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan).

“Purchase Agreement” has the meaning set forth in the recitals.

“Records” has the meaning set forth in Section 5(h).

“Registrable Securities” means (a) any shares of Common Stock beneficially owned by the Investors, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

“Registration Date” means the date after a Public Offering on which the suspension of the Company’s filing obligations under Section 15(d) of the Exchange Act ends.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements (including Shelf Supplements) to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.

“Shares” means the shares of Common Stock issued to the Investors pursuant to the Purchase Agreement.

“Shelf Registration” has the meaning set forth in Section 2(c).

“Shelf Registration Statement” has the meaning set forth in Section 2(c).

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“Shelf Supplement” has the meaning set forth in Section 2(d).

“Shelf Takedown” has the meaning set forth in Section 2(d).

“Short-Form Registration” has the meaning set forth in Section 2(b).

2.             Demand Registration.

(a)          At any time beginning one hundred eighty (180) days after the Closing Date, holders of a majority of the Registrable Securities then outstanding may request registration under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-1 or any successor form thereto (each, a “Long-Form Registration”). Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have five (5) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Long-Form Registration within sixty (60) days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Long-Form Registration more than two (2) times for the holders of Registrable Securities as a group; provided, that a Registration Statement shall not count as a Long-Form Registration requested under this Section 2(a) unless and until it has become effective and the holders requesting such registration are able to register and sell at least a majority of the Registrable Securities requested to be included in such registration.

(b)          After the Registration Date, the Company shall use its best efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or any successor form thereto, the holders of Registrable Securities shall have the right to request an unlimited number of registrations under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-3 or any similar short-form Registration Statement (each, a “Short-Form Registration” and, collectively with each Long-Form Registration and Shelf Registration (as defined below), a “Demand Registration”). Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have five (5) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-3 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Short-Form Registration within thirty (30) days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

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(c)          At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”), the holders of Registrable Securities shall have the right to request registration under the Securities Act of all or any portion of their Registrable Securities for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). Each request for a Shelf Registration shall specify the number of Registrable Securities requested to be included in the Shelf Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have five (5) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Shelf Registration Statement covering all of the Registrable Securities that the holders thereof have requested to be included in such Shelf Registration within ten (10) days after the date on which the initial request is given and shall use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(d)          The Company shall not be obligated to effect any Demand Registration within three (3) months after the effective date of a previous Demand Registration, Shelf Takedown or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold, at least a majority of the shares of Registrable Securities requested to be included therein. The Company may postpone for up to ninety (90) days the filing or effectiveness of a Registration Statement for a Demand Registration or a supplement (a “Shelf Supplement”) for the purpose of effecting an offering pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Takedown”) if the Board determines in its reasonable good faith judgment that such Demand Registration or Shelf Takedown would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the holders of a majority of the Registrable Securities initiating such Demand Registration or Shelf Takedown shall be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration or Shelf Takedown hereunder only once in any period of 12 consecutive months.

(e)          If the holders of the Registrable Securities initially requesting a Demand Registration or Shelf Takedown elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), Section 2(b), or Section 2(c) and the Company shall include such information in its notice to the other holders of Registrable Securities. The Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, which underwriter must be reasonably acceptable to the holders of a majority of the Registrable Securities initially requesting the offering.

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(f)          The Company shall not include in any Demand Registration or Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities initially requesting such Demand Registration or Shelf Takedown. If a Demand Registration or Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Demand Registration or Shelf Takedown advises the Company and the holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Demand Registration or Shelf Takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Demand Registration or Shelf Takedown would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration or Shelf Takedown (i) first, the shares of Common Stock that the holders of Registrable Securities propose to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

(g)          Upon receipt of any Demand Registration, the Company shall not file any other Registration Statement without the consent of the holders of a majority of the Registrable Securities requesting registration until the consummation of the sale of Registrable Securities contemplated by the applicable Demand Registration; provided that the Company shall be permitted to file any Registration Statement on Form S-8.

3.             Piggyback Registration.

(a)          Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company, and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within five (5) days after the Company’s notice has been given to each such holder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

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(b)          If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than holders of Registrable Securities, allocated among such holders in such manner as they may agree; provided, that in any event the holders of Registrable Securities shall be entitled to register the offer and sale or distribute at least thirty percent (30%) of the securities to be included in any such registration or takedown.

(c)          If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such registration or takedown and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of Common Stock other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

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(d)          If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. Each holder of Registrable Securities proposing to distribute their Registrable Securities through such underwritten offering shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

4.             Lock-up Agreement. Each holder of Registrable Securities agrees that in connection with an Public Offering, and upon the request of the managing underwriter in such offering, such holder shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed one hundred eighty (180) days), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the Registration Statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 4 shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 2(a), Section 2(b), Section 2(c) or Section 3(a), and shall be applicable to the holders of Registrable Securities only if all officers and directors of the Company and all stockholders owning more than five percent (5%) of the Company’s outstanding Common Stock are subject to the same restrictions. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 4, each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 4 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than five percent (5%) of the outstanding Common Stock.

5.             Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of this Agreement, the Company shall use its best efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

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(a)          subject to Section 2(a), Section 2(b) and Section 2(c), prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its best efforts to cause such Registration Statement to be declared effective;

(b)          in the case of a Long-Form Registration or a Short-Form Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(c)          Within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)          notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e)          furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)          use its best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);

(g)          notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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(h)          make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement;

(i)          provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j)          use its best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed, on a national securities exchange selected by the holders of a majority of such Registrable Securities;

(k)          in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(l)          otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(m)          furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

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(n)          without limiting Section 5(f), use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o)          notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p)          advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(q)          permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(r)          cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144;

(s)          not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(t)          take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(u)          otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

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6.             Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the holders of a majority of the Registrable Securities initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

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7.             Indemnification.

(a)          The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)          In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

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(c)          Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d)          If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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8.             Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Common Stock to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

9.             Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, from and after the Registration Date, the Company shall:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Registration Date;

(b)          use best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Registration Date; and

(c)          furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may request in connection with the sale of Registrable Securities without registration.

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10.         Preservation of Rights. Without the prior written consent of the holders of a majority of the Registrable Securities, the Company shall not (a) grant any registration rights, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

11.         Alternative Public Offering Entities. In the event that the Company elects to effect an underwritten registered offering of equity securities of any subsidiary or parent of the Company (collectively, “Alternative Public Offering Entities”) rather than the equity securities of the Company, whether as a result of a reorganization of the Company or otherwise, the Investors and the Company shall cause the Alternative Public Offering Entity to enter into an agreement with the Investors that provides the Investors with registration rights with respect to the equity securities of the Alternative Public Offering Entity that are substantially the same as, and in any event no less favorable in the aggregate to, the registration rights provided to the Investors in this Agreement.

12.         Termination. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) such securities shall have been distributed pursuant to Rule 144 under the Securities Act, (iii) such securities shall have been otherwise transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities, (iv) such securities are no longer outstanding or (v) such securities may be sold without restriction under the Securities Act. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.

13.         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:	WeWork c/o Crossroads Systems, Inc. 11801 Domain Blvd., 3rd Floor Austin, Texas 78758 Telephone: 512-928-7335 E-mail: rcoleman@crossroads.com Attention: Richard K. Coleman, Jr.

with a copy to:	Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, New York 10019 Facsimile: 212-451-2222 E-mail: afinerman@olshanlaw.com Attention: Adam W. Finerman, Esq.

If to any Investor, to such Investor’s address as set forth on Schedule A hereto.

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14.         Entire Agreement. This Agreement, together with the Purchase Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Purchase Agreement, the terms and conditions of this Agreement shall control.

15.         Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

16.         No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 7.

17.         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

18.         Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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19.         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20.         Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

21.         Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Texas in each case located in the city of Dallas and County of Dallas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

22.         Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 22.

23.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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24.         Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:

CROSSROADS SYSTEMS, INC.

By:
Name:	[_____]
Title:	[_____]

INVESTOR:

210/CRDS INVESTMENT, LLC

By:	210 Capital, LLC,
a Delaware limited liability company,
the sole Member

By:
Robert H. Alpert
Manager

By:
C. Clark Webb
Manager

Signature Page to Registration Rights Agreement

Exhibit A

Schedule of Investors

210/CRDS Investment, LLC

8214 Westchester Drive, Suite 950

Dallas, Texas 75225

EXHIBIT C

Form of Indemnification Agreement

Indemnity Agreement

This Indemnity Agreement (this “Agreement”) is made and entered into as of this [___] day of [______], 2017 between Crossroads Systems, Inc., a Delaware corporation (the “Corporation”), and [______] (“Indemnitee”).

INTRODUCTION:

A.           Indemnitee is an executive officer, director and/or agent of the Corporation (or a subsidiary of the Corporation), as the case may be from time to time, and performs a valuable service for the Corporation in such capacity (or capacities); and

B.           The Certificate of Incorporation (the “Certificate”) and the Bylaws (the “Bylaws”) of the Corporation contain provisions providing for the indemnification of the officers, directors and agents of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (“DGCL”); and

C.           The Certificate, the Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Corporation and the members of its Board of Directors and officers with respect to indemnification of such directors and officers; and

D.           In accordance with the authorization as provided by the DGCL, the Corporation has purchased and presently maintains a policy or policies of Directors and Officers Liability Insurance (“D & O Insurance”), covering certain liabilities which may be incurred by its directors and officers in the performance of their duties as directors or officers of the Corporation; and

E.           As a result of developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded members of the Board of Directors and executive officers of the Corporation by such D & O Insurance and by statutory and bylaw indemnification provisions; and

F.           In order to induce Indemnitee to continue to serve as an executive officer, director or agent of the Corporation, the Corporation has determined and agreed to enter into this contract with Indemnitee.

AGREEMENT:

Now, Therefore, in consideration of Indemnitee’s continued service as an executive officer and a member of the Board of Directors after the date hereof, the parties hereto agree as follows:

1.             Indemnification of Indemnitee. The Corporation hereby agrees to hold harmless, indemnify and defend Indemnitee and any partnership, corporation, trust or other entity of which Indemnitee is or was a partner, shareholder, trustee, director, officer, employee or agent (Indemnitee and each such partnership, corporation, trust or other entity being hereinafter referred to collectively as an “Indemnitee”) to the fullest extent authorized or permitted by the provisions of the DGCL in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification.

2.             Additional Indemnity. Subject only to the exclusions set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

(a)          against any and all expenses (including attorneys’ and legal fees and expenses), damages, claims, witness fees, judgments, fines, penalties, excise taxes and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee, as well as any federal state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, “Losses”), in connection with investigating, defending, being witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any threatened, pending or completed action, suit, administrative dispute mechanism or other proceeding (each, a “Proceeding”), whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, trustee, partner, officer, managing member, employee, agent or fiduciary of the Corporation or any subsidiary of the Corporation, or is or was serving or at any time serves at the request of the Corporation or any subsidiary of the Corporation as a director, trustee, partner, officer, managing member, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful;

(b)          to the extent that Indemnitee is, by reason of service in any of the capacities described in the preceding paragraph, a witness or its otherwise asked to participate in a Proceeding to which Indemnitee is not a party, against any and all Losses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith; and

(c)          otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the non-exclusivity provisions of Article XI of the Corporation’s Bylaws (as the same, including such article, may be amended, modified or restated from time to time) and the DGCL.

3.             Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

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(a)          except to the extent the aggregate of Losses to be indemnified thereunder exceeds the sum of such Losses for which the Indemnitee is indemnified pursuant to Section 1 hereof or pursuant to any D & O Insurance purchased and maintained by the Corporation;

(b)          in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c)          on account of any suit in which judgment is rendered against Indemnitee for (i) an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and amendments thereto or similar provisions of any federal, state or local statutory law, (ii) any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or out of any profits realized from the sale of securities, in each case as may be required by the Sarbanes-Oxley Act of 2002, or pursuant to any compensation recovery policy of the Corporation that may be adopted in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

(d)          on account of Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

(e)          on account of Indemnitee’s conduct which is the subject of a Proceeding described in Section 8(c)(ii) hereof;

(f)          on account of any action, claim or proceeding (other than a proceeding referred to in Section 11(b) hereof) initiated by the Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors; and

(g)          if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

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4.             Contribution. If the indemnification provided in Sections 1 and 2 hereof is unavailable by reason of a Court decision described in Section 3(g) hereof based on grounds other than any of those set forth in paragraphs (b) through (f) of Section 3 hereof, then in respect of any threatened, pending or completed Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Losses actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is fair and reasonable to reflect (a) the relative benefits received by the Corporation on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose, and (b) the relative fault of the Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such Losses, as well as any other relevant equitable considerations. In connection with any registration of the Corporation’s securities under any securities laws (including, without limitation, under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act), the relative benefits received by the Corporation and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the relevant registered offering(s) (before deducting expenses) received by the Corporation and Indemnitee, in each case as set forth in the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or its directors, officers, employees and agents, other than Indemnitee, or supplied by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Losses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations. In connection with the registration of the Corporation’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 4 in excess of the net proceeds received by Indemnitee from Indemnitee’s sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 12 of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

5.             Proceedings By or In Right of the Corporation. Notwithstanding the foregoing provisions of Sections 1 or 2 above, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a a director, trustee, partner, officer, managing member, employee, agent or fiduciary of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a a director, trustee, partner, officer, managing member, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

6.             Notification and Defense of Claim.

(a)          Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim thereof is to be made against the Corporation hereunder, notify the President and Chief Executive Officer of the Corporation of the commencement thereof; this notification shall include a summary description of the nature of the claim and the underlying facts to the extent reasonably known to Indemnitee. The failure to promptly notify the Corporation of the commencement of the Proceeding, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee hereunder, except to the extent the Corporation is materially prejudiced in its defense of such Proceeding as a result of such failure.

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(b)          In the event the Corporation shall be obligated to pay the expenses of Indemnitee with respect to a Proceeding, as provided in this Agreement, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(c)          Subject to the preceding terms of Section 6(b) and other terms of this Agreement, the Corporation shall have the right to conduct a defense as it sees fit in its sole discretion including the right to settle any claim against Indemnitee subject to the limitations set forth herein. The Corporation will not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or any Losses for which Indemnitee is not wholly indemnified hereunder or (ii) with respect to any claim with respect to which Indemnitee may be or is made a party or a participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such claim, which release will be in form and substance reasonably satisfactory to Indemnitee. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such claim. The Corporation shall not, on its own behalf, settle any part of any claim to which Indemnitee is party with respect to other parties (including the Corporation) if any portion of such settlement is to be funded from insurance proceeds unless approved by (i) the written consent of Indemnitee or (ii) a majority of the independent directors of the board; provided, however, that the right to constrain the Corporation’s use of corporate insurance as described in this section shall terminate at the time the Corporation concludes (per the terms of this Agreement) that (x) Indemnitee is not entitled to indemnification pursuant to this agreement, or (y) such indemnification obligation to Indemnitee has been fully discharged by the Corporation. The Corporation shall promptly notify Indemnitee once the Corporation has received an offer or intends to make an offer to settle any claim, and the Corporation shall provide Indemnitee with a reasonable period to consider such offer; provided, however, Indemnitee shall have no less than three (3) business days to consider the offer.

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(d)          The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld. The Corporation shall not settle any Proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

(e)          If, at the time of the receipt by the Corporation of a notice of a claim pursuant to this Section, the Corporation has liability insurance in effect which may cover such claim, the Corporation shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective insurance policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such claim in accordance with the terms of such policies..

7.             Presumptions and Effects of Certain Proceedings.

(a)          In making a determination with respect to entitlement to indemnification under this Agreement, the person or persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with this Agreement and the Corporation shall, to the fullest extent not prohibited by applicable law, have the burden of proof and burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Corporation to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)          The termination of any claim or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal claim, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

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(c)          For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, including financial statements, or on information supplied to Indemnitee by any of the directors or officers of the Corporation in the course of their duties, or on the advice of any legal counsel for the Corporation or on information or records given or reports made to the Corporation by any independent certified public accountant or by any appraiser or other expert selected with reasonable care by the Corporation. The provisions of this Section 4(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 4(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(d)          The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement..

8.             Advancement and Repayment of Expenses.

(a)          In the event that Indemnitee employs his own counsel pursuant to Section 6(b)(i) through (iii) above, the Corporation shall advance to Indemnitee, prior to any final disposition of any threatened or pending Proceeding, whether civil, criminal, administrative or investigative, any and all reasonable Losses incurred in investigating or defending any such Proceeding within ten days after receiving a request for such advances, which request shall include copies of invoices presented to Indemnitee for such Losses (except that in the case of invoices for legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be required to be included);

(b)          In connection with any payment, advancement or reimbursement pursuant to Section 8(a) above, Indemnitee shall execute and deliver to the Corporation an undertaking (which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay such expenses) to repay (without interest) any amounts paid, advanced, or reimbursed by the Corporation in respect of such expenses relating to, arising out of or resulting from any indemnifiable claim or Loss hereunder in respect of which it shall have been determined, following the final disposition of such indemnifiable claim or Loss hereunder, that Indemnitee is not entitled to indemnification; and

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(c)          Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to Indemnitee if Indemnitee (i) commences any Proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an Proceeding brought by the Corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee’s fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of Indemnitee’s duty to the Corporation or its shareholders.

(d)          This Section 8 shall not apply to any claim for which indemnity is excluded pursuant to Section 3.

9.             Procedure. Any indemnification and advances provided for in Section 1 and Section 2 shall be made no later than 45 days after receipt of the written request of Indemnitee, and expense advances provided under Section 8 shall be provided within the period set forth in that Section. If the Corporation disputes any portion of the requested amounts, the undisputed portion shall be paid and only the disputed portion shall be withheld pending the resolution of such dispute. If a claim under this Agreement, under any statute, or under any provision of the Corporation’s Certificate or Bylaws providing for indemnification, is not paid in full by the Corporation within 45 days after a written request for payment thereof has first been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ and legal fees and expenses) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

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10.           Change of Control; Insolvency.

(a)          In the event of a Change in Control or the Corporation’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process or similar event), the Corporation shall maintain in force any and all insurance policies then maintained by the Corporation in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six (6) years following the Change in Control or insolvency event (a “Tail Policy”); provided, however that the Corporation shall not be required to pay with respect to a Tail Policy in respect of any one policy year more than 200% of the last annual premium paid by the Corporation prior to the date of a Change in Control or insolvency event in respect of the coverages required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. Such coverage shall be placed by the incumbent insurance broker with the incumbent insurance carriers using the policies that were in place at the time of the Change in Control or insolvency event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies)

(b)          For the purposes hereof, a “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation or (B) 210/CRDS Investment, LLC, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than thirty percent (30%) of the total voting power represented by the Corporation’s then outstanding voting securities; (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Sections 10(b)(i), (iii) or (iv) herein) whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of related transactions) all or substantially all of the Corporation’s assets.

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11.           Enforcement.

(a)          The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to continue as an executive officer, director or agent of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity; and

(b)          In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all Indemnitee’s reasonable fees and expenses (including attorneys’ and legal fees and expenses) in bringing and pursuing such action.

12.           Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors), Indemnitee shall execute all documents reasonably required and shall do all acts that may be reasonably necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

13.            Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any provision of law, provisions of the Corporation’s Certificate or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity with or on behalf of the Corporation and as to action in another capacity while holding office in or on behalf of the Corporation.

14.           Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Losses actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such indemnifiable claim or expense hereunder.

15.           Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a a director, trustee, partner, officer, managing member, employee, agent or fiduciary of the Corporation and shall inure to the benefit of Indemnitee’s heirs, executors and administrators. All agreements and obligations of the Corporation contained herein shall continue during the period that the Indemnitee is a director or officer of the Corporation (or is or was serving at the request of the Corporation as an agent of another Person) and shall continue thereafter so long as the Indemnitee shall be subject to any possible indemnifiable claim or expense hereunder (including any rights of appeal thereto) and any Proceeding commenced by the Indemnitee to enforce or interpret his or her rights under this Agreement.

16.           Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any or all of the provisions hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof or the obligation of the Corporation to indemnify the Indemnitee to the full extent provided by the Certificate, Bylaws or the DGCL.

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17.           Governing Law; Consent to Jurisdiction. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

18.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs, and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, trustee, partner, officer, managing member, employee, agent or fiduciary or fiduciary (as applicable) of the Corporation or of any other enterprise at the Corporation’s request.

19.           Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless such amendment, modification, termination or cancellation is in writing and signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

21.           Subsequent Legislation. If the DGCL is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by the DGCL, as so amended.

[Signature Page Follows]

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In Witness Whereof, the parties hereto have executed this Indemnity Agreement on and as of the day and year first above written.

Crossroads Systems, Inc.

By:
Name:	Richard K. Coleman, Jr.
Title:	President and Chief Executive Officer

By:
Name:	Jennifer Ray Crane
Title:	Chief Financial Officer

Indemnitee

Print Name: [_____]

[SIGNATURE PAGE TO INDEMNITY AGREEMENT]

EXHIBIT D

Form of Charter Amendment

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO THE

SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

CROSSROADS SYSTEMS, INC.

Crossroads Systems, Inc., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The name of this corporation is Crossroads Systems, Inc. (the “Corporation”).

SECOND: The Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 19, 1999. A Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 28, 2006. A Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 12, 2011. A Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 27, 2015. A Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 17, 2016.

THIRD: The Corporation filed a plan of reorganization (the “Plan”) which, pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), was confirmed by an order, entered August ___, 2017, of the United States Bankruptcy Court for the Western District of Texas (the “Confirmation Order”), a court having jurisdiction of a proceeding under the Bankruptcy Code, and that such Plan and Confirmation Order provides for the making and filing of this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation.

FOURTH: Pursuant to the Plan, the Confirmation Order and Section 303 of the General Corporate Law of the State of Delaware, this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation adds an Article XVI to the certificate of incorporation, as amended, to read in its entirety as follows:

ARTICLE XVI
PROHIBITION PURSUANT TO SECTION 1123(A)(6) OF THE BANKRUPTCY CODE

Notwithstanding anything to the contrary in this Certificate of Incorporation, the Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123(a)(6) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) will not have any further force or effect beyond that required under Section 1123(a)(6), (ii) will have such force and effect only for so long as Section 1123(a)(6) is in effect and applicable to the Corporation, and (iii) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.

FIFTH: This Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the Plan, the Confirmation Order and the provisions of Section 303 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation to be executed on this ___ day of August, 2017.

CROSSROADS SYSTEMS, INC.

By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer